UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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EMERSON ELECTRIC CO.

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Notice of 2021

Annual Meeting and **Proxy Statement**

FEBRUARY 2, 2021 | ST. LOUIS, MISSOURI

EMERSON

8000 W. Florissant Avenue

St. Louis, MO 63136

Dear Fellow Shareholder:

I am pleased to invite you to join us at the 2021 Annual Meeting of Shareholders of Emerson Electric Co. to be held on Tuesday, February 2, 2021 at 10:00 a.m., Central Time, currently scheduled at the Emerson headquarters located at 8000 W. Florissant Avenue, St. Louis, Missouri 63136.

At this year’s meeting, we will vote on the election of four Directors and the ratification of the selection of KPMG LLP as Emerson’s independent registered public accounting firm. We will hold a non-binding advisory vote on the compensation of Emerson’s named executive officers. We will also report on our business and provide an opportunity for shareholders to ask questions.

2020 will be long remembered as a defining moment in the history of our company. This year brought obstacles that were impossible to foresee, but it also opened up new opportunities to adapt and rise to the needs and expectations of our employees, customers, communities and shareholders. The COVID-19 pandemic transformed the global economic landscape and brought to the foreground the importance of prioritizing the health of employees, customers and other stakeholders.

The pandemic highlighted the immense responsibility we have to support critical industries around the world: life sciences, water, food and beverage, power and energy, the cold chain, and indoor air comfort and quality, just to name a few. In my two decades as CEO, never has a single external shock had such far-reaching and lasting effects on the world – and never have I been prouder of our company’s ability to meet and overcome the toughest of challenges. Amid the evolving market dynamics and uncertainties, we quickly shifted and accelerated our cost containment and restructuring actions to address the new demand environment. And, thanks to our disciplined management process, we continue to deliver strong and consistent performance even in the most challenging of conditions, marking in 2020 our 64th year of consecutive increased dividends. For more information on our 2020 results, please see our 2020 Annual Report to Shareholders that is being made available with this Proxy Statement.

Through 2020 we further positioned the company to provide solutions from devices, instruments and sensors, to control systems, to data management, analytics and services. Software enables each of these critical value layers. In fact, as part of our ongoing work to guide customers through their individual digital transformation journeys, we are reinforcing our commitment to software as a critical enabler and value driver with our software-enabled innovation portfolio. In 2020, our investment strategy included acquisitions such as Open Systems International, Inc. (OSI Inc.), strengthening our ability to help customers incorporate renewable energy sources and improve energy efficiency and reliability; Verdant, broadening our energy management and optimization capabilities for residential and commercial applications; American Governor Company, building our technology capabilities and expertise in the renewable hydro-electric power industry; and Progea Group, expanding our robust embedded software and control portfolio for manufacturing, infrastructure and building automation applications. We are excited to welcome this new expertise and talent to the Emerson family and excited to further develop and scale these technologies.

Our progress this year would not have been possible without the work and guidance of our Board of Directors. I want to extend a special welcome to our newest board member, William H. Easter III who was elected in October. Bill will bring a wealth of business acumen and wisdom to our ranks. On behalf of the Board and the full team at Emerson, we thank you, our shareholders, for your continued support and trust. We remain committed to creating long-term value for you every day, as we work to make the world a better place.

Your vote is very important. I encourage you to complete, sign and return your proxy card, or use telephone or internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. On behalf of the Board of Directors and all of us at Emerson, we thank our shareholders for your continued trust and support.

December 11, 2020

Sincerely,

DAVID N. FARR

Chairman and

Chief Executive Officer

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

Notice of Annual Meeting of Shareholders for Emerson Electric Co.

DATE AND TIME:	Tuesday, February 2, 2021, 10 a.m. CST
PLACE:	Emerson Headquarters, 8000 W. Florissant Avenue, St. Louis, MO 63136
ITEMS OF BUSINESS:

1.  To elect as Directors the four nominees named in the accompanying proxy statement.

2.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm.

3.  To approve, on an advisory basis, the compensation of Emerson’s named executive officers.

4.  To transact other business, if any, properly brought before the meeting.

WHO CAN VOTE:	Record holders of Emerson common stock at the close of business on November 24, 2020
HOW TO VOTE:

Your vote is important, and we urge you to cast your vote in advance of the meeting by telephone, internet or mailing your completed and signed proxy card or voting instruction form, or in person at the meeting. If you attend the meeting, you may revoke your previously cast vote and vote in person. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

MEETING ADMISSION:

An admission ticket for record holders (or a satisfactory account statement for street name holders) is required to attend the meeting. Please see “Proxy Statement Summary” for information on attending the meeting. If you have questions regarding the required information, or to request an admission ticket, please contact the Emerson Investor Relations Department at 314-553-2197 in advance.

2020 ANNUAL REPORT AND DATE OF DISTRIBUTION:

For more complete information regarding Emerson, please review the Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020. A copy of our Annual Report to Shareholders for the fiscal year ended September 30, 2020 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement. This Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report are first being made available or mailed to shareholders on or about December 11, 2020.

By order of the Board of Directors,
December 11, 2020	SARA YANG BOSCO
St. Louis, Missouri	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 2, 2021

Emerson’s Notice of Annual Meeting, Proxy Statement, Form of Proxy, and Annual Report to Shareholders for the fiscal year ended September 30, 2020 are available, free of charge, at www.proxyvote.com. You will need to input the Control Number located on the proxy card or notice of internet availability of proxy materials when accessing these documents. A separate notice of internet availability of such proxy materials is first being sent to our shareholders on or around December 11, 2020. Shareholders may access these materials and vote over the internet or request delivery of a full set of materials by mail or email. If you receive the separate notice of internet availability of proxy materials, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the notice.

Although we are currently planning to hold the Annual Meeting in person, in light of the ongoing public health concerns surrounding the coronavirus (COVID-19) outbreak, we may deem it necessary to hold the Annual Meeting solely by means of remote communication (i.e., a virtual-only meeting) or as a hybrid meeting (i.e., permitting both virtual and in-person attendance) in lieu of an in-person meeting at our headquarters. If we decide to hold a virtual or hybrid Annual Meeting, we will announce it in advance in a press release, and details will be posted on our website at www.Emerson.com, Investors, Investor Resources, Shareholder Information and filed as additional proxy soliciting material with the Securities and Exchange Commission. In that event, the Annual Meeting would be held on the above date and time but would be available via live audio webcast, and shareholders or their legal proxy holders could participate, submit questions, vote, and examine our shareholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/EMR2021 and using your 16-digit control number. If you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	ii

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. You should read the entire Proxy Statement before voting.

Annual Meeting

2021 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, including virtual or hybrid options that may be necessary due to COVID-19, see Questions and Answers beginning on page 61.

Meeting Date: Tuesday February 2, 2021	Meeting Place: Emerson Headquarters 8000 W. Florissant Ave. St. Louis, MO 63136	Meeting Time: 10:00 a.m. Central Time	Record Date: November 24, 2020

Voting Matters	Board Recommendation	Vote Standard	Page

Management Proposals
Item 1 Election of Directors	FOR each nominee	Majority present & entitled to vote	50
Item 2 Ratification of appointment of KPMG LLP as Independent Registered Public Accounting Firm	FOR	Majority present & entitled to vote	57
Item 3 Approval of named executive officer compensation	FOR	Majority present & entitled to vote	58

For the election of Directors, you have the choice of voting “FOR” all or individual nominees or to “Withhold Authority” to vote for all or individual nominees. For the other proposals, you have the choice to vote “FOR”, “AGAINST” or “ABSTAIN”.

Whether or not you plan to attend the meeting, please provide your proxy by internet, phone, or by filling in, signing, dating and promptly mailing your proxy card or voting instruction form.

By Internet: www.proxyvote.com	By Phone: 1-800-690-6903 (toll free within U.S. and Canada)	By Mail: Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

Attending the Meeting

You may also vote at the meeting. All attendees must present government-issued photo identification, such as a driver’s license or passport. If you are a shareholder of record, please check the box on your proxy card and bring the tear-off admission ticket with you. If you are a beneficial, or “street name”, holder and your shares are held in the name of someone else (such as a broker, bank or other nominee), please bring a letter or account statement from that firm showing you were a beneficial holder on November 24, 2020. Failure to provide such identification may result in your exclusion from the meeting.

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	1

PROXY STATEMENT SUMMARY

Our Board of Directors

Nominees and Continuing Directors

The Emerson Board is divided into three classes. You are being asked to vote on the four Director nominees indicated below for the specified terms. The eight continuing Directors were previously elected to terms ending at the Annual Meeting specified. All Directors are independent, except Mr. Farr. Please see “Proxy Item No. 1 – Election of Directors” for more information.

AC   Audit Committee

CC  Compensation Committee

FC   Finance Committee

NC  Corporate Governance and Nominating Committee

EC  Executive Committee

Nominees for Terms Ending in 2024

Mark A. Blinn Former Chief Executive Officer and President, Flowserve Corp. Age: 58 Director Since 2019 Committees: AC, CC	Arthur F. Golden Sr. Counsel, Davis Polk and Wardwell Age: 74 Director Since 2000 Committees: EC, FC	Candace Kendle Retired Chairman and Chief Executive Officer, Kendle International, Inc. Age: 73 Director Since 2014 Committees: AC, NC	James S. Turley Retired Chairman and Chief Executive Officer, Ernst & Young LLP Age: 65 Director Since 2013 Committees: AC, EC, NC

To Continue in Office Until 2022

Clemens A. H. Boersig Retired Chairman of the Supervisory Board, Deutsche Bank AG Age: 72 Director Since 2009 Committees: CC, EC, FC	Joshua B. Bolten President and Chief Executive Officer, Business Roundtable Age: 66 Director Since 2012 Committees: EC, NC	William H. Easter III Former Chairman, President and CEO, DCP Midstream Age: 71 Director Since 2020 Committees: CC, FC	Lori M. Lee Chief Executive Officer AT&T Latin America and Global Marketing Officer, AT&T, Inc. Age: 55 Director Since 2018 Committees: AC, FC

To Continue in Office Until 2023

Martin S. Craighead Former Chairman and Chief Executive Officer, Baker Hughes, Inc. Age: 60 Director Since 2019 Committees: CC, NC	David N. Farr Chairman and Chief Executive Officer, Emerson Age: 65 Director Since 2000 Committee: EC	Gloria A. Flach Retired Corporate Vice President and COO, Northrop Grumman Corp. Age: 61 Director Since 2017 Committees: CC, FC	Matthew S. Levatich Former President and Chief Executive Officer, Harley-Davidson, Inc. Age: 55 Director Since 2012 Committees: AC, FC

2	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT SUMMARY

Independent and Engaged Board

98%	attendance by Directors at committee meetings in fiscal 2020

98%	attendance by Directors at 9 Board meetings in fiscal 2020

91%	director attendance at the 2020 Annual Meeting

Proactive Governance in 2020

•	Board refreshment – Added 2 new Directors in the last fiscal year

•	Continued enhancement of Board diversity

•	Accelerated Corporate Social Responsibility reporting

•	11 of 12 Directors are independent

•	Confirmed a third Director as an Audit Committee Financial Expert

•	Formed the Environmental Sustainability Steering Committee

Director Tenure

65	Average Age

8 Years	Average Director Tenure

Board Oversight

•	Lead Independent Director position and annual leadership structure review

•	Balanced Director tenure

•	Implementation of key corporate governance policies

-	Stock ownership guidelines

-	Blackout and stock-trading policies

-	Clawback policies

-	Pledging and anti-hedging policies

Board Diversity

THE BOARD SEEKS OUT HIGHLY-QUALIFIED DIVERSE CANDIDATES TO ADD TO THE RANGE OF SKILLS AND EXPERIENCE REPRESENTED ON OUR BOARD.

Board Diversity Background

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	3

PROXY STATEMENT SUMMARY

Fiscal 2020 Performance Highlights

Executive Compensation Highlights

Our pay for performance philosophy and key principles of our executive compensation program directed our performance objectives that drove strong and consistent fiscal 2020 results despite the challenging conditions created by the COVID-19 pandemic. We continued to focus on objectives that maximize shareholder value, make Emerson a good global citizen, enhance critical capabilities and encourage career-long commitments to the Company.

•

NEO Compensation. Fiscal 2020 NEO annual total compensation reflects our strong fiscal 2020 results and individual performance and accomplishments of our NEOs, including the disciplined management of the Company’s business and operations and mobilization of our global leadership during the COVID-19 pandemic and other geopolitical challenges; Company’s response and actions upholding the Value of Support Our People in prioritizing a safe working environment for our employees while continuing operations to support critical industries; the continued aggressive execution of cost containment actions announced prior to the global pandemic, and the continued investment for our future with multiple strategic acquisitions.

•

Alignment with Shareholders. We believe that our practice of setting a majority of our NEOs’ pay as “at-risk” pay underscores our commitment to our fundamental pay-for-performance principles. By tying a significant percentage of NEO annual total compensation (cash and annual long-term stock award) to performance-based pay that is dependent on achievement of the Company’s performance goals as well as the consistent attainment of strong individual performance, we maximize the value we can deliver to shareholders. In fiscal 2020, 91% of our CEO’s pay and an average of 85% of the other NEOs’ annual pay was comprised of “at-risk” compensation. In addition, our NEOs generally hold the stock they earn, substantially exceeding our stock ownership guidelines.

•

Long-Term Performance. In fiscal 2020, 100% of our NEOs’ annual long-term stock awards were again performance-based awards. These performance shares awards are subject to the Company’s achievement of established financial objectives over the Fiscal 2020 – 2022 Performance Period, benchmarked against a global growth rate target. Adding a relative total shareholder return modifier benchmark for the Fiscal 2021 – 2023 Performance Shares Program.

•	Competitive Compensation. We continued to target NEO annual total compensation in the median market range.

•

Retention and Succession Planning. We focused on critical retention and succession planning needs for our key executives, including in connection with the departure of our former Executive President Commercial & Residential Solutions.

•

Focus on Values and Purpose. We continued our global efforts to solidify and communicate our commitment to our Emerson core Values and worked to define our Purpose, which builds on and strengthens our Values.

4	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Topic	Highlight

Director Independence

•  11 of 12 Directors are independent

•  Strong Lead Independent Director with significant governance duties

•  All Board Committees are independent pursuant to requirements of the NYSE and our governance documents

•  Regular executive sessions attended by non-management Directors only

GHG Reduction Targets

•  Recently announced a commitment to reduce GHG emissions by 20%, normalized to sales.

•  In 2020, formed the Environmental Sustainability Steering Committee to further our environmental sustainability efforts

Sustainability and Corporate Social Responsibility Charter Amendments

•  Recently amended charter of Corporate Governance and Nominating Committee to emphasize role in overseeing important public policy issues and issues of corporate social responsibility, including health, safety and environmental and sustainability policies and reporting

Three Audit Committee Financial Experts	• The Board has determined that three members of the Audit Committee are Audit Committee Financial Experts under SEC rules

Shareholder Responsiveness

•  In 2020, we again proposed to amend our Restated Articles to declassify our Board of Directors

•  In 2018, we proposed to amend our Restated Articles to allow shareholders the right to amend our Bylaws

•  We removed our forum selection Bylaw after it was not ratified by our shareholders

Proxy Access Bylaw

•  Proactive adoption in 2017 of proxy access for Director nominees

•  A shareholder, or group of up to 20, holding 3% of Company stock for 3 years may place a limited number of Director nominees in the Company’s proxy statement for election

•  Recently, we further improved our proxy access bylaw to remove a limitation on the number of proxy access nominees that was based on our classified Board structure

Board Refreshment and Diversity

•  Recently added Mark A. Blinn, former President and Chief Executive Officer of Flowserve, Martin Craighead, former Chairman and Chief Executive Officer of Baker Hughes, and William H. Easter III, former Chairman, President and Chief Executive Officer of DCP Midstream.

•  Balance of new and continuing Directors, with average tenure of 8 years and 5 new Directors in last 4 years

•  Average Director age of 65

•  42% of Directors are women, persons of color or of a diverse nationality

•  Formed a Diversity Council, comprised of 14 senior-level Emerson executives to advance diversity and inclusion in the company

Reduced Board Compensation Due to COVID-19 Impact	• Reduced cash compensation to Directors during height of COVID-19 pandemic impact

Other Governance Practices

•  Directors elected by majority voting

•  98% Board and Committee attendance in 2020

•  Ten of eleven Directors then in office attended the 2020 Annual Meeting

•  Comprehensive New Director Orientation

•  No shareholder rights plan or “poison pill”

•  Blackout, clawback, pledging and anti-hedging policies

•  Director and executive officer stock ownership policies

•  Annual Corporate Social Responsibility and Political Spending Reports

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	5

From Lead Independent Director

CLEMENS A.H. BOERSIG

Dear Fellow Shareholder:

In my role as Lead Independent Director, I have the unique opportunity to work closely with the Emerson Board of Directors, as well as David Farr, the CEO and chairman. The Board’s focus is to guide Emerson as the Company responds to the dynamic economic environment and makes strategic investments that will deliver value now and in the future. Independence among Board members is key, so we can effectively represent the voice and interests of shareholders as we consult on Company direction.

This year brought its share of challenges, as the COVID-19 pandemic upended global economies and increased pressure on our world’s essential businesses in industries such as healthcare, manufacturing, power and energy, and food and beverage. Emerson’s response made me extremely proud. The Company’s disciplined management style and ability to adapt in real time helped Emerson sustain its business, lead its industries and support its customers and employees through the long, difficult months.

The circumstances of 2020 reinforced the value of an experienced, innovative leadership team to help navigate and address macrotrends impacting the industries Emerson serves. The Company has a deep bench of leaders, and the Board is committed to engaging in the development of this next generation to build on Emerson’s strong foundation. We continue to take a particularly active role in CEO and Director succession planning, a duty we approach with the utmost intentionality.

Our current Board and Emerson’s leadership team continue to place special focus on the Company’s sustainability strategy. This is ultimately the responsibility of every executive and employee throughout Emerson, and the Board has an important role to support the Company’s continued drive toward improved operations and innovative solutions for Emerson customers. Emerson has expanded upon its efforts in its latest Corporate Social Responsibility Report, available at Emerson.com/CSR, and we plan to continue looking for opportunities to align our disclosures with established disclosure frameworks.

We’re also committed to ensuring diversity of our Board. I’ve seen firsthand how our collective knowledge and varied expertise – in business leadership, manufacturing and corporate governance in all types of socioeconomic landscapes – have driven our success. In 2020, we were pleased to welcome W.H. (Bill) Easter III, former chairman, president and chief executive officer of DCP Midstream, LLC. Bill brings 35 years of industrial knowledge and expands the range of perspectives on the Board – crucial for the Company’s continued vitality and innovation.

On behalf of the entire Board, thank you for your continued support and engagement. I wish all of you health and success in these unique and challenging times.

Sincerely,

Dr. Clemens A.H. Boersig

Lead Independent Director, Emerson

6	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

Board and Committee Operations

Board and Corporate Governance

Board Responsibility

The primary responsibility of our Board is to foster our long-term success. In fulfilling this role, each Director must exercise good faith business judgment in the best interests of Emerson, our shareholders, employees and communities in which we operate. Our Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management. Management has responsibility for our day-to-day operations, implementing these policies and strategic direction, subject to Board oversight.

Governance Principles and Ethics Program

Our Board has adopted Corporate Governance Principles and Practices that govern the structure and operations of our Board, Board oversight of management and relations between the Board and our shareholders. In addition, our Board has adopted an ethics program that applies to all Emerson employees and our Directors, and includes an Employee Code of Conduct, supplements that are specifically applicable to our Directors and executive officers, and an additional code of ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller.

The Company’s Corporate Governance Principles and each component of its ethics program are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Business Ethics. Printed copies of these documents are available to shareholders upon written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting any amendments and/or waivers to its ethics code at the same location on its website.

The Board of Directors annually reviews its governance policies and practices, taking into account changes in applicable law, trends in corporate governance and input from shareholders.

Sustainability and Corporate Social Responsibility

Our sustainability and corporate social responsibility strategy is overseen by our Board and its committees as a part of their oversight of our overall strategy and risk management. The full Board has responsibility for the oversight of our sustainability efforts. These efforts are part of a process that is designed to provide the Board timely visibility into the identification, reporting, assessment, and management of sustainability issues. The Corporate Governance and Nominating Committee is responsible for assisting the Board in the oversight of the Company’s sustainability strategy, which includes, among other things, the matters covered in the Company’s Social Responsibility Report (CSR). Our CSR report has been published annually since 2015 and these reports are available on our website. In addition, our Audit Committee reviews a summary of the Company’s environmental activities and a summary of anticipated environmental audits and expenditures each year.

In our business and manufacturing operations around the world, our strategy focuses on efficient use of energy and natural resources to help reduce the intensity of the Company’s greenhouse gas (GHG) emissions. In 2019, we committed to reducing our GHG emissions by 20%, normalized to sales, across our manufacturing and shared services facilities by the year 2028. As part of these efforts, in 2020 we created the Environmental Sustainability Steering Committee, comprised of senior-level Emerson executives, to further our environmental sustainability efforts.

Our human capital management and succession planning, including diversity and inclusion initiatives, are important components of our strategy. Attracting, developing, and retaining talent is key to our business and operating results. As part of our diversity and inclusion efforts, among other things, the Company formed a Diversity Council in 2012, comprised of 14 senior-level Emerson executives to advance diversity and inclusion within the company. In addition, the Company has established the following employee resource groups: Blacks Reinforcing Diversity, Women in STEM, LGBTQ + Allies and the Veterans Resource Group. We are forming a new employee resource group named “Somos,” which will focus on supporting Latin Americans and Hispanics at Emerson and in the communities we serve.

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	7

BOARD AND COMMITTEE OPERATIONS

Recent Corporate Governance Changes

Our Corporate Governance and Nominating Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are the most beneficial to the Company and its shareholders. As part of its review process, the Board recently made changes to Emerson’s corporate governance polices:

•

Board Refreshment. To ensure that the Board continues to evolve and be refreshed in a manner that serves the Company’s changing business and strategic needs, five new Directors have joined the Company within the last four years.

•	Board Diversity. To further advance diverse perspectives on our Board, we have added three diverse Directors in the last four years.

•

GHG Reduction. We have committed to reducing our GHG emissions by 20%, normalized to sales, by the year 2028. This goal was developed in partnership with environmental experts to demonstrate our progress toward reducing emissions while accounting for growth and changes across our dynamic global business.

•

Emphasis on Sustainability and Corporate Social Responsibility. Recently amended the charter of our Corporate Governance and Nominating Committee to emphasize its role in overseeing important public policy issues and issues of corporate social responsibility, including health, safety and environmental and sustainability policies and reporting. We also formed the Environmental Sustainability Steering Committee to further our environmental sustainability efforts and a Diversity Council to advance diversity and inclusion efforts within the company. We established numerous employee resource groups to provide support to diverse employees within our company.

•

Our Recent Proposals to Declassify Our Board and to Allow Shareholders the Right to Amend Our Bylaws. We recognize that many of our shareholders would prefer a declassified board structure and the right of shareholders to amend bylaws and that these policies are increasingly considered important aspects of good corporate governance. In response to these trends and shareholder requests, we have acted. Last year, we again asked our shareholders to amend our Restated Articles to declassify our Board of Directors. However, the amendment did not receive the required vote to pass. We made a similar proposal in 2013 with the same result. Similarly, in 2018, we proposed amendments to our Restated Articles providing shareholders the right to amend our Bylaws, but it also did not receive the required approval. We were advised that, based on an analysis of our shareholder base, these proposals would likely not be successful this year. We have discussed this analysis with certain of our larger shareholders. As a result, we are not resubmitting either of these proposals at this year’s Annual Meeting, but we will continue to assess the potential for approval in the future.

•	Reduced Board Compensation During Pandemic. Our Board implemented Company wide cost cuts during the height of the pandemic, including reducing its own cash compensation

•	Lead Independent Director. In 2016, we amended our Corporate Governance Principles to provide for a Lead Independent Director, as discussed below in “Board Leadership Structure” on page 8.

•

Proxy Access Bylaw. In 2017, we amended our Bylaws to adopt proxy access, which provides eligible shareholders a process for including their director nominees in the Company’s proxy materials. Proxy access is discussed below at “Corporate Governance and Nominating Committee—Proxy Access” on page 14. In November 2020, we further improved our proxy access bylaw to remove a limitation on the number of proxy access nominees that was based on our classified Board structure.

•

Removal of Forum Selection Bylaw. In 2018, we submitted a proposal to shareholders to ratify our forum selection Bylaw, which provided that the sole and exclusive forum for specified legal actions would be courts located in Missouri. The proposal was not approved. As a result, the Board has subsequently reconsidered the provision and removed it from the Bylaws.

•

Corporate Social Responsibility Reporting. In 2015, at the Board’s direction, we published our first Corporate Social Responsibility Report highlighting the Company’s environmental stewardship, integrity and ethics, corporate governance, political spending and lobbying, human resources and diversity, supply chain practices and community involvement. In 2020, the Company expanded and published its fifth Corporate Social Responsibility Report.

We believe these actions are indicators of good governance and enhance our accountability to shareholders.

Board Meetings and Attendance

There were nine meetings of the Board during fiscal 2020. All Directors attended at least 75% of the meetings of the Board and committees on which he or she served. Moreover, Directors had 98% Board meeting attendance and the Directors’ average attendance rate at meetings of the committees on which they serve was 98%. Directors are strongly encouraged to attend the Annual Meeting, although the Company has no policy requiring attendance. Ten of the eleven Directors then in office attended the 2020 Annual Meeting.

Board Leadership Structure

The Board believes that it should have the flexibility to determine whether the same person should serve as both Chair and CEO based on what it believes will provide appropriate Company leadership and deep global industry knowledge. The Board believes that its current

8	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

BOARD AND COMMITTEE OPERATIONS

structure, with Mr. Farr serving as both Chair and CEO, is appropriate given Mr. Farr’s past success and extensive experience in these roles, the efficiencies of having the CEO serve as Chair, the Company’s strong corporate governance structure, including Mr. Boersig’s strong leadership role as Lead Independent Director, and the Company’s financial performance under Mr. Farr’s leadership.

As part of its leadership structure review, in 2016 the Board established the Lead Independent Director position to strengthen the independent leadership of the Board. The Lead Independent Director is elected from the independent Directors for a three-year term. Among other things, the Lead Independent Director chairs regularly scheduled meetings of non-management Directors, reviews Board agendas and information, calls meetings of the independent Directors, acts as the Board’s key liaison with the Chairman and serves on the Board’s executive committee. The Lead Independent Director is available for consultation with shareholders. The Chair and CEO consults periodically with the Lead Independent Director and the committee Chairs, all of whom are independent, on Board matters and on issues facing the Company.

Each year the Board, through its Corporate Governance and Nominating Committee, reviews its leadership structure including the combined Chair and CEO, to ensure that it remains appropriate for the Company.

Board Role in Risk Oversight

The Board has responsibility for oversight of the Company’s risk management process. This process is designed to provide to the Board timely visibility into the identification, assessment and management of critical risks. The Audit Committee assists the Board by annually reviewing and discussing with management this process and its functionality. The areas of critical risk include strategic, operational, cyber security, compliance, environmental, sustainability, financial and reputational. The full Board, or the appropriate committee, receives this information through updates from management to enable it to understand and monitor the Company’s risk management process.

Shareholder Engagement

We value our shareholders’ perspective on our businesses and each year interact with shareholders and investment analysts through a variety of engagement activities. These engagement activities include our annual investor conference in February and participation in industry conferences throughout the year. In addition, we routinely schedule additional engagement meetings with investors and analysts in various locations around the world, which in 2020 included meetings in New York City, Boston, Chicago and Frankfurt, Germany, among other locations. In 2020, we also hosted analysts and investors at key operational headquarters in Shakopee, Minnesota and Shanghai, China. Investors and analysts may schedule meetings with our Director of Investor Relations to request additional information regarding the Company. We reach out to our largest shareholders each year in connection with our Annual Meeting to discuss, among other things, the matters that will be voted on at the meeting, leadership structure, business strategy, financial performance, governance, executive compensation, diversity, sustainability initiatives, and we respond to questions or concerns raised by shareholders. We discuss input provided by our shareholders during these meetings with our full Board, Corporate Governance and Nominating Committee, Compensation Committee, and other Committees of the Board as appropriate. Our Investor Relations department can be reached at 314-553-2197, investor.relations@emerson.com, or at www.Emerson.com, Investors, Investor Resources, Shareholder Information.

Board Composition

Our Board consists of twelve Directors. We have added five new Directors in the last four years.

As required by our Restated Articles of Incorporation, our Board is divided into three classes, with the terms of office of each class ending in successive years. The Directors in one class are elected at each Annual Meeting to serve for a three-year term and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Periodically, a Director is elected to a class with a shorter term, or moved into a different class between meetings, to rebalance the classes.

Pursuant to the Company’s Bylaws, a Director may not stand for election after age 72 without Board review and assessment. If our Board determines that continued service beyond this period is in the best interests of Emerson and our shareholders, our Board may amend the Bylaws to waive this requirement and allow election to an additional term, subject to our classified Board structure and key business issues. In light of their extensive experience and key roles with the Company at this time, we have amended our Bylaws to permit Mr. Golden and Dr. Kendle to stand for election to the Board for an additional term at the 2021 Annual Meeting and to allow Mr. Easter to stand for election at the 2022 Annual Meeting.

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BOARD AND COMMITTEE OPERATIONS

We are committed to reviewing our Board’s composition to ensure that we continue to have the right mix of skills, diversity, background and tenure. The diversity and tenure composition of our Board is as follows:

Diversity	Tenure

Our Board’s membership represents a balanced approach to Director tenure, allowing our Board to benefit from the experience of longer-serving Directors as well as the fresh perspectives of newer Directors. The Board is continually seeking out highly-qualified, diverse candidates to add to the range of skills and experiences represented on our Board.

Our Directors have a wide range of skills and experience in a variety of professions and industries, including:

DIRECTOR SKILLS AND EXPERIENCE

• Global business experience	• Chief executive officer experience

• Financial expertise, including chief financial officer experience	• Expertise in technology and innovation

• Corporate governance expertise	• Operational leadership, including as chief operating officer

• Experience doing business in emerging markets and China • Expertise in cybersecurity and IT	• Business development expertise, including investment banking, mergers and acquisitions and financial markets

The specific background, skills and experience of each of our Directors is detailed under Proposal 1 – Election of Directors.

The Corporate Governance and Nominating Committee has the primary responsibility for developing a Director succession plan. The Committee periodically reviews our Board composition and, as discussed above, identifies the appropriate mix of experiences, skills, attributes and tenure for our Board in light of our Company’s current and future business environment and strategic direction, all with the objective of recommending a group of Directors that can best continue our success and represent our shareholders’ interests. The Committee and our Board are committed to developing a diverse pool of potential candidates for future Board service. As part of this process, the Board recently added William H. Easter III, former Chairman, President and Chief Executive Officer of DCP Midstream. Among other attributes, Mr. Easter brings deep knowledge in the energy sector and has extensive people and organizational leadership experience.

Other Key Governance Policies

We have adopted corporate governance policies which encourage significant long-term stock ownership and align the interests of our executives with our shareholders. These policies include:

•

Executive compensation practices that incentivize long-term performance with equity compensation using multi-year performance and vesting periods; align executive and shareholder interests and reward for superior performance rather than creating a sense of entitlement and without encouraging excessive or unnecessary risk taking. See “Executive Compensation – Compensation Discussion and Analysis” on page 19.

•	Stock ownership guidelines that require NEOs to hold stock equal to at least a specified multiple of their base salaries.

•	Blackout and stock trading policies that require permission to trade in Emerson stock.

•

Clawback policies that allow us to reduce, cancel or recover incentive compensation tied to intentional misconduct that led to a material restatement of our financial statements or in connection with violations of the Company’s ethics and compliance programs and policies, including our Code of Conduct. See “Policies Supporting Our Fundamental Principles” on page 32.

•

Pledging and anti-hedging policies that prohibit certain speculative transactions that are not in alignment with our shareholders. Specifically, our hedging policy prohibits any officer (including any executive officers) and Directors from engaging in transactions to hedge or offset value declines in the value of our stock, regardless of how acquired, such as short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds. Our pledging policy prohibits pledging of Company shares as collateral for a loan by Directors or elected officers. See “Policies Supporting Our Fundamental Principles” on page 32.

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BOARD AND COMMITTEE OPERATIONS

Review, Approval or Ratification of Transactions with Related Persons

We have developed and implemented processes to obtain and review all transactions and relationships in which the Company and any of our Directors, Director nominees or executive officers, or any of their immediate family members, are participants, and to determine whether any of these individuals have a direct or indirect material interest in any such transaction. Transactions that are determined to be material to a related person are disclosed as required. Pursuant to these processes, all Directors and executive officers annually complete a Director and Executive Officer Questionnaire and a Conflict of Interest Questionnaire that are designed to identify related person transactions and both actual and potential conflicts of interest. We also review the nature and extent of business between the Company and other companies affiliated with our Directors or executive officers. Under the Company’s ethics program, an executive officer is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Company’s Ethics Committee. If the Ethics Committee determines that there is a conflict, it will refer the matter to the Board of Directors. A Director is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Board. In each case, the Board will review the matter to make a final determination as to whether a conflict exists, and, if so, the appropriate resolution.

The Company has a written ethics program applicable to all Directors and executive officers of the Company that prohibits Directors and executive officers from entering into transactions, or having any relationships, that would result in a conflict of interest with the Company. Waivers of the ethics program requirements for Directors and executive officers may only be granted by the Board of Directors. The Company’s ethics program documents can be found on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Business Ethics.

Certain Business Relationships and Related Party Transactions

Based on the review described above, there were no transactions from October 1, 2019 through the date of this proxy statement, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any of the Company’s Directors, nominees or executive officers or any of their immediate family members, or any beneficial holder of more than 5% of our common stock, either had or will have a direct or indirect material interest.

Director Independence

The Board has determined that all current Directors, other than Mr. Farr, are independent, as defined under the general independence standards of the New York Stock Exchange (“NYSE”). All Directors identified as independent meet the Board adopted independence standards. These standards are included in Appendix A and are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Principles & Practices.

In the course of the Board’s independence determinations, it considered any transactions, relationships and arrangements as required by the Company’s independence standards. In particular, with respect to each of the three most recently completed fiscal years, the Board considered for:

•

Flach, Levatich and Lee, the annual amount of sales to Emerson by the company which the Director serves or served as an executive officer, and purchases by that company from Emerson, and determined that in each case the amounts of such sales and purchases in fiscal 2020 were less than 0.001% of such other company’s annual revenue and in each year were immaterial and well below the threshold set in the Emerson independence standards.

•

Golden, the annual amount paid by Emerson to the law firm of which he was a partner and determined that the amount of such payments in fiscal 2020 was less than 0.236% of such firm’s annual revenues and was in each year immaterial and well below the threshold set in the Emerson independence standards.

•

Boersig and Turley, the annual amount of contributions by Emerson to charitable organizations for which the Director serves as a director, officer or trustee and determined that such contributions were immaterial, below the threshold set in the Emerson independence standards, were made through the Company’s normal corporate charitable donation approval process and were not made on behalf of any Director. For 2020, the amount of such contributions were: Boersig: $10,000 to the New York Philharmonic; and Turley: $865,648 to the St. Louis Municipal Opera Theatre and $30,000 to Forest Park Forever. These last two organizations are prominent St. Louis civic organizations to which Emerson, as a St. Louis headquartered company, has provided substantial support for over 30 years, long before Mr. Turley joined the Emerson Board or the boards of these organizations.

Committees of Our Board of Directors

Our Board of Directors has delegated certain of its responsibilities to committees to provide for more efficient Board operations and allow Directors to engage in deeper analysis and oversight in specific areas of importance. The members and Committee Chairs are

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BOARD AND COMMITTEE OPERATIONS

designated by the Board based on recommendations from the Corporate Governance and Nominating Committee. The Chair of each Committee helps develop the agenda for that Committee and provides a report to our Board on Committee activities. Each Committee annually reviews the adequacy of its Charter and conducts an evaluation of its performance.

Our Board has adopted written Committee charters which are available on our website, www.Emerson.com, Investors, Corporate Governance, Committee Charters. The primary responsibilities and membership of each Committee are below:

COMMITTEE	PRIMARY RESPONSIBILITIES AND MEMBERSHIP

Audit

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, financial reporting process, systems of internal accounting and financial controls, internal audit process, risk management (including technology and cybersecurity), compliance with legal and regulatory requirements and the independent audit of the annual financial statements. The Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations. The Committee reviews with management major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures.

The members of the Audit Committee are J. S. Turley (Chair), M. A. Blinn, C. Kendle, L. M. Lee and M. S. Levatich. The Board has determined that each member is independent under the enhanced audit committee independence standards in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing standards. The Board has also determined that M. A. Blinn, L. M. Lee and J. S. Turley are Audit Committee Financial Experts under SEC rules. The Committee met five times in fiscal 2020.

Compensation

The Compensation Committee discharges the Board’s oversight of the Company’s executive compensation program and produces the Committee’s proxy statement report on executive compensation. Among other things, the Committee approves goals and objectives, evaluates performance and sets compensation for the CEO; approves elements of compensation for and oversees the evaluation of certain other officers, including the NEOs; oversees the Company’s equity incentive plans; and monitors the Senior Management Succession Plan.

The current Compensation Committee members are C. A. H. Boersig (Chair), M. A. Blinn, M.S. Craighead, W. H. Easter III and G. A. Flach. The Board has determined that each member meets the enhanced NYSE independence standards and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (“IRC”) and as a “non-employee director” under Rule 16b-3 of the Exchange Act. The Committee met six times in fiscal 2020.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee oversees the Company’s corporate governance; reviews its governance principles and independence standards; oversees the annual Board and Committee evaluations; discharges the Board’s responsibilities related to Director compensation; identifies, evaluates and recommends individuals for Board and Committee membership; makes recommendations as to the size and composition of the Board and its Committees; and reviews the Company’s conflict of interest policies, codes of ethics, important public policy issues and issues of corporate social responsibility, including health, safety, environmental and sustainability policies and reporting, political activities and compliance with related laws and regulations, and oversees management’s implementation thereof.

The members of the Committee are J. B. Bolten (Chair), M. Craighead, C. Kendle and J. S. Turley. The Board has determined that all members are independent under NYSE listing standards. The Committee met four times in fiscal 2020.

Executive

The Executive Committee exercises Board authority between Board meetings on matters in which specific direction has not been given by the Board, to the extent permitted by law and except for certain specified matters.

The members of the Committee are D. N. Farr (Chair), C. A. H. Boersig, J. B. Bolten, A. F. Golden, and J. S. Turley. The Committee met one time in fiscal 2020.

Finance

The Finance Committee advises the Board with respect to the Board’s oversight of the Company’s financial affairs, including long-range financing requirements and strategy, capital structure, dividend and share repurchase policies, short-term investment policy and hedging strategies, and retirement plans, as well as Company charitable contributions and the Emerson Charitable Trust.

The members of the Committee are A. F. Golden (Chair), C. A. H. Boersig, W. H. Easter III, G. A. Flach, and L. M. Lee. The Committee met four times in fiscal 2020.

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BOARD AND COMMITTEE OPERATIONS

Board and Committee Evaluations

Our Board assesses annually its effectiveness and that of its Committees. All Directors complete an evaluation form for the Board and for each Committee on which they serve. These forms include numerical ratings for certain key metrics, as well as the opportunity for written comments. The comments provide key insights into the areas Directors believe the Board can improve or in which its performance is strong. The evaluation results are reported to the full Board, and each Committee is provided with its Committee evaluation results. The Corporate Governance and Nominating Committee oversees the process. Evaluation topics include number and length of meetings, topics covered and materials provided, Committee structure and activities, Board composition, including any comments on other members of the Board and their expertise, succession planning, Director participation and interaction with management and promotion of ethical behavior. Our Board discusses the results of each annual evaluation and, as appropriate, implements enhancements and other modifications identified during the evaluation.

Corporate Governance and Nominating Committee

Nomination Process

The Corporate Governance and Nominating Committee is primarily responsible for identifying and evaluating director candidates and for recommending re-nomination of incumbent directors. The Committee, which consists entirely of independent directors under applicable SEC rules and NYSE listing standards, regularly reviews the appropriate size and composition of the Board and anticipates vacancies and required expertise. The Committee reviews potential nominees from several sources, including Directors, management, shareholders or others. The Committee is also authorized to retain search firms to identify potential director candidates, as well as other external advisors, including for purposes of performing background reviews of potential candidates. Mr. Blinn, who is standing for election for the first time, was recommended by a shareholder.

In evaluating potential nominees, the Committee considers the knowledge, reputation, experience, integrity and judgment of the candidates, their contribution to the diversity of backgrounds, experience and skills on the Board and their ability to devote sufficient time and effort to their duties as Directors. The Board considers the following experience particularly relevant: manufacturing, global business, in particular in emerging markets and China, business development, technology and innovation, legal, investment banking, acquisitions and finance, government, corporate governance and information technology, as well as experience on the boards of other major organizations. The Company’s Corporate Governance Principles set forth the minimum qualifications for nominees. Candidates are interviewed multiple times by the Chairman and CEO, Lead Independent Director, and other members of the Board to ensure that candidates not only possess the requisites skills and characteristics, but also the personality, leadership traits, work ethic, and independence of thought to effectively contribute as a member of the Board. The best candidates are then recommended by the Committee to the Board.

To ensure that the Board continues to evolve and be refreshed in a manner that serves the Company’s changing business and strategic needs, before recommending for re-nomination a slate of incumbent directors for an additional term, the Committee also evaluates whether incumbent directors possess the requisite skills and perspective, both individually and collectively. This evaluation is based primarily on the results of the periodic review the Committee performs of the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole, and the results of the Board’s annual evaluation.

The Board’s policy is to seek qualified candidates. In evaluating candidates the Committee will consider diversity criteria such as race, ethnicity, gender, cultural background, national origin, religion, disability, age or sexual orientation. The Board seeks to maintain a balance of perspectives, qualities and skills on the Board to obtain a diversity of viewpoints to better understand the technical, economic, political and social environments in which the Company operates. The Board is committed to using refreshment opportunities to strengthen its cognitive diversity. To accomplish this, existing Board members and outside agencies are required to recommend candidates to further these objectives. The Board’s success on these objectives is measured by the range of viewpoints represented on the Board.

The Committee will consider candidates recommended by shareholders if required biographical information is properly submitted as described in “Other Matters – Future Shareholder Proposals and Nominations” at page 64 below. Properly submitted shareholder recommendations are sent to the Committee and will receive the same consideration as others identified to the Committee.

The Company’s Bylaws permit shareholders to nominate Directors at an annual meeting of shareholders or at a special meeting at which Directors are to be elected. The procedures for making such nominations are discussed in “Other Matters – Future Shareholder Proposals and Nominations” beginning on page 64.

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BOARD AND COMMITTEE OPERATIONS

Proxy Access

In 2017, the Board amended the Company’s Bylaws to permit up to 20 shareholders owning in the aggregate at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holders and the nominees satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. For more information on how to submit a nominee for inclusion in Company proxy materials pursuant to these provisions, see “Other Matters – Future Shareholder Proposals and Nominations” on page 64 below.

In November 2020, the Board amended our proxy access bylaw to remove a limitation relating to our classified board structure. The limitation provided that as long as we maintained a classified Board, the maximum number of proxy access nominees in a year could not exceed one-half of the number of Directors to be elected at that annual meeting.

Director Compensation

Processes and Procedures for Determination of Director Compensation

The Corporate Governance and Nominating Committee annually reviews compensation practices for the Company’s Directors and makes recommendations to the Board regarding the form and amount of compensation for determination by the Board. To assist the Committee in performing these duties, management engages an outside consultant to prepare a director compensation analysis and to make recommendations. Based on this analysis, management makes recommendations regarding Director compensation for the Committee’s consideration. Frederic W. Cook & Co. prepared this analysis for fiscal 2020. For fiscal 2021, no changes were recommended by management and the Committee and no changes were made by the Board.

Director Compensation Program

Each non-management Director is paid an annual retainer in cash and/or restricted stock or restricted stock units (“RSUs”), as well as meeting fees and reimbursement of expenses. The Lead Independent Director and each Committee Chair receive an additional cash retainer. Mr. Farr does not receive any additional compensation for service on the Board. In fiscal 2020, the Director compensation program provided for the following payments:

Type	Amount

Annual Cash Retainer	$115,000

Restricted Stock or RSU Retainer	$150,000

Lead Independent Director Retainer	$30,000

Committee Chair Retainers	Audit and Compensation – $25,000 each Finance and Corporate Governance & Nominating – $20,000 each

Meeting Fees	$1,500 for each Board or Committee meeting

Effective April 1, 2020 through September 30, 2020, the cash portion of the annual retainer, the lead independent director retainer, the committee chair retainers and meeting fees were reduced by 15% in light of the Company’s cost cutting efforts during the height of the COVID-19 pandemic.

Emerson’s Director Stock Ownership Policy generally requires non-management Directors to hold stock equal to five times annual cash compensation, subject to a phase-in policy for new Directors. Our non-management Directors generally are required to hold all restricted stock and RSUs until retirement from our Board. The awards generally do not vest until the last day of a Director’s term after the age of 72, or earlier death, disability or a change of control of the Company. If a Director’s tenure on the Board ends for any other reason, the vesting of the award is at the discretion of the Committee. If the restrictions on the awards do not lapse, the awards are forfeited to the Company. Restricted stock includes both dividend and voting rights. Dividend equivalents are paid on RSUs, which do not have voting rights.

Directors may defer all or a part of their cash compensation under the Company’s Deferred Compensation Plan for Non-Employee Directors. Directors may also defer payment of the dividend equivalents on RSUs. Deferred amounts are credited with interest quarterly at the Bank of America prime rate. Under SEC rules, interest on deferred amounts is considered above-market if the rate of interest exceeds 120% of the applicable federal long-term rate. During fiscal 2020, the applicable prime rate ranged from 3.25% to 5.00%, while 120% of the applicable federal long-term rate ranged from 1.20% to 2.49%. A. F. Golden participated in this deferral program during fiscal 2020 and above-market earnings on his deferred amounts are set forth in the Director Compensation Table. All deferred amounts are payable in cash.

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BOARD AND COMMITTEE OPERATIONS

As part of the Company’s charitable contributions practice, the Company may, in the Board’s discretion, make a charitable contribution in the names of Emerson and a Director (including management Directors) upon retirement from the Board (as determined by the Board), taking into account the Director’s Board tenure, accomplishments, and other relevant factors.

The table below sets forth non-management Director compensation for fiscal 2020.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Mark A. Blinn	108,716	187,377	—	50,000	346,093

Clemens A. H. Boersig	185,226	149,946	—	10,000	345,172

Joshua B. Bolten	149,850	149,946	—	10,000	309,796

Martin S. Craighead	133,075	149,946	—	—	283,021

Gloria A. Flach	133,075	149,946	—	5,000	288,021

Arthur F. Golden	144,300	149,946	58,775	10,000	363,021

Candace Kendle	125,350	149,946	—	—	275,296

Lori M. Lee	131,350	149,946	—	5,000	286,296

Matthew S. Levatich	134,350	149,946	—	10,000	294,296

James S. Turley	155,751	149,946	—	—	305,697

(1)

Mr. Farr is the only management Director, and his compensation is set forth in the Summary Compensation Table and related tables. He did not receive any additional compensation for his service as a Director. Mr. Easter was not a Director in fiscal 2020.

(2)

On February 4, 2020, the Directors then in office were awarded 2,030 shares of restricted stock, or RSUs in the case of Dr. Boersig, with a total value of $149,946 ($150,000 divided by the grant date value of Emerson stock, rounded down to the nearest whole share) representing their fiscal 2020 restricted stock award. On November 5, 2019, Mr. Blinn was awarded 513 shares of restricted stock ($37,500 divided by the grant date value, rounded down to the nearest share) as his pro rata amount of the fiscal 2019 award. Each amount constitutes the aggregate grant date fair value of restricted stock and RSUs calculated in accordance with FASB ASC Topic 718.

(3)

The total number of shares of restricted stock held by each of the non-management Directors at September 30, 2020 is: Mr. Blinn-2,543; Dr. Boersig-3,450; Mr. Bolten-20,575; Mr. Craighead-3,648; Ms. Flach-8,142; Mr. Golden-44,081; Dr. Kendle-15,967; Ms. Lee-4,894; Mr. Levatich-19,406; and Mr. Turley-17,239; and Dr. Boersig-25,093 RSUs.

(4)

Includes above-market earnings for fiscal 2020 on cash fees or dividend equivalents that a Director elected to defer as follows: Mr. Golden-$58,775. Also includes the aggregate in the actuarial present value of Mr. Golden’s accumulated pension benefit for fiscal 2020 pursuant to the Company’s Continuing Compensation Plan for Non-Management Directors. However, pursuant to applicable regulations, does not include the aggregate decline in actuarial present value of $1,000 for Mr. Golden. The Continuing Compensation Plan for Non-Management Directors was terminated on June 4, 2002. Mr. Golden remains eligible for such plan because he was a Director prior to termination of the plan. Mr. Golden will, after termination of service, receive $30,000 annually for life, which was the annual cash retainer in effect on that date. If service terminates because of death, the benefit will be paid to his surviving spouse for five years.

(5)

Includes Company matching contributions under the Company’s charitable matching gifts program, which matches charitable gifts of up to $10,000 for all employees and Directors of the Company. For Mr. Blinn includes $50,000 paid pursuant to a nomination arrangement with a shareholder entered into prior to becoming a Director.

Audit Committee

Report of the Audit Committee

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting, financial and reporting controls, the performance of the internal audit function, risk management, the independent audit process of the Company’s annual financial statements and the Company’s compliance with legal and regulatory requirements. Management is responsible for these processes.

The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, including a discussion of the quality and the acceptability of

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BOARD AND COMMITTEE OPERATIONS

the Company’s financial reporting and controls. The Committee also reviews the Company’s quarterly earnings press releases and reports on Form 10-Q prior to distribution and filing.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed with the independent registered public accounting firm the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the impact of non-audit related services provided to the Company and the matters in the independent registered public accounting firm’s written disclosures required by the applicable requirements of the PCAOB.

The Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits, including timing, risk assessments, locations and coverage, and any reliance by the external auditors on work performed by the internal auditors. The Committee meets at least quarterly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting.

The Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations and approval. The Committee has evaluated whether retaining KPMG as the Company’s independent auditor for the year is in the best interest of Emerson and its shareholders. The Committee considers whether KPMG’s known legal risks include involvement in proceedings that could impair their ability to perform the annual audit, and reviews historical and proposed KPMG fees charged to the Company.

In performing its review, the Committee also considers the quality, candor and effectiveness of KPMG’s communications with the Committee and management; how effectively KPMG maintained its independence as demonstrated by exercising judgment, objectivity and professional skepticism; reports of the PCAOB and other available data regarding the quality of work performed by KPMG; KPMG’s long tenure and experience as the Company’s auditor, and the geographic reach and expertise of KPMG to address the demands placed on an auditor by the global breadth and complexity of Emerson’s business in terms of quantity, quality and location of staff.

The Committee also considers whether, to assure continuing auditor independence, there should be rotation of the independent registered public accounting firm.

The Committee is responsible for the selection of the lead engagement partner, and as required by law, assures rotation of the lead partner every five years. When appropriate, KPMG provides a list of candidates for the role of lead engagement partner, who are then interviewed by members of senior management. The Committee considers their recommendations and those of KPMG leadership, evaluates the candidate’s qualifications, strengths and weaknesses and selects the lead engagement partner.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for filing with the Securities and Exchange Commission. In accordance with its Charter, the Committee has reappointed KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal 2021, based on their overall qualifications, objectivity, significant experience and understanding of the Company’s operations, and their ability to deploy resources to match Emerson’s global operations.

Audit Committee
James S. Turley, Chair	Mark A. Blinn	Candace Kendle	Lori M. Lee	Matthew S. Levatich

Fees Paid to KPMG LLP

Fees paid to KPMG LLP, the Company’s independent registered public accounting firm:

$ in millions	2019	2020
Audit Fees	$20.4	$20.6
Audit-Related Fees	1.6	1.2
Tax Fees	0.5	0.4
All Other Fees	—	—
Total KPMG LLP Fees	$22.5	$22.2

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Audit Fees primarily represent the cost for the audit of the Company’s annual financial statements, reviews of quarterly SEC filings and statutory audits at non-U.S. locations.

Audit-Related Fees are primarily attributable to other acquisition and divestiture due diligence, audits of employee benefit plans and statutory filings.

Tax Fees are related to tax compliance services.

The Audit Committee approved in advance all services provided by KPMG LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which can be found on the Company’s website at www.Emerson.com, Investors, Corporate Governance.

Compensation Committee

The Compensation Committee operates under a written charter that details the Committee’s authority, composition and procedures. The Committee may delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full Committee at its next meeting. For a discussion of delegations of authority to the CEO, see “Equity Compensation Grant Practices” at page 35 below.

For fiscal 2020, the Compensation Committee reviewed management’s process for assessing risk in the Company’s compensation programs, policies and practices for its employees, including the Company’s executive compensation program and practices. The Committee accepted the result of these reviews that our compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business. Please see “Our Compensation Best Practices” on page 23 and “Policies Supporting our Fundamental Principles” on page 32 for additional information.

Role of Executive Officers and the Compensation Consultant

Executive Officers

As described in “Compensation Discussion and Analysis – Setting Annual Total Compensation” on page 25, our CEO makes recommendations to the Compensation Committee based on management input regarding total compensation of the other executive officers. Management also develops and presents to the Committee design recommendations for compensation programs.

The Compensation Committee has unrestricted access to management and may request the participation of management or the Committee’s independent consultant at any meeting or executive session. Committee meetings are regularly attended by the CEO, except for executive sessions and discussions of his own compensation, by the Vice President-Executive Compensation, who leads some of the discussions regarding the Company’s compensation programs, and the Committee’s independent consultant. The Committee regularly reports to the Board on compensation matters and annually reviews the CEO’s compensation with the Board in executive sessions of non-management Directors only.

Compensation Consultant

The Compensation Committee has sole discretion, at Company expense, to retain and terminate compensation consultants, independent legal counsel or other advisors, including sole authority to approve their fees and retention terms. Any Committee member may request the participation of independent advisors at any meeting. The Committee has engaged Exequity LLP as its independent consultant. Exequity reports directly to the Committee and performs services as directed by the Committee. In 2020, Exequity reviewed our comparator group companies, the compensation of our CEO and the other NEOs and a pay for performance analysis. Management engages Frederic W. Cook & Co. from time to time to assist with executive compensation program design and competitive pay analysis. The Committee reviews this information in determining compensation for the NEOs. Neither Exequity nor Frederic W. Cook & Co. provides any other services to the Company. See also “Competitive Market Information” on page 24.

Compensation Committee Report

The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive compensation program in the interests of the Company and its shareholders. For a discussion of the Compensation Committee’s policies and procedures, see “Compensation” on page 12, “Compensation Committee” on page 17 and “Role of Our Compensation Committee” on page 21.

Management of the Company has prepared the Compensation Discussion and Analysis describing the Company’s compensation program for senior executives, including the NEOs. See “Compensation Discussion and Analysis” beginning on page 19. The

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BOARD AND COMMITTEE OPERATIONS

Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal 2020 with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders.

Compensation Committee
Clemens A. H. Boersig, Chair	Mark A. Blinn	Martin S. Craighead	William H. Easter III	Gloria A. Flach

Compensation Committee Interlocks and Insider Participation

The functions and members of the Compensation Committee are set forth above under “Compensation” on page 12. All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company. During fiscal 2020, no member of the Committee and no other Director was an executive officer of another company on whose compensation committee or board any of our executive officers served.

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Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation programs and practices regarding our Named Executive Officers (“NEOs”) for the 2020 fiscal year. Our NEOs for fiscal 2020 included our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated officers, as well as our former Executive President Commercial & Residential Solutions who stepped down from this role on August 12, 2020 and left the Company effective September 30, 2020, listed below:

NEO NAME	NEO TITLE
David N. Farr	Chairman and Chief Executive Officer
Frank J. Dellaquila	Senior Executive Vice President and Chief Financial Officer
Michael H. Train	President
Steven J. Pelch	Executive Vice President and Chief Operating Officer
Surendralal L. Karsanbhai	Executive President Automation Solutions
Robert T. Sharp	Former Executive President Commercial & Residential Solutions

Executive Summary

At Emerson, our goal is to attract and retain talented executives who deliver value to our shareholders through the achievement of the Company’s specific business objectives, such as consistent, sustained growth in earnings per share, cash flow and premium return on investments. Our executive compensation program and overall pay for performance philosophy align with that goal and our results.

Fiscal 2020 Performance Highlights

•	Strong and consistent financial performance despite rapid downturn of global markets due to COVID-19 pandemic

•

Quickly mobilized executive leadership and global operations teams to prioritize safe continuity of work in essential industries, maintain supply chain integrity and support our customers and employees

•	Net sales of $16.8 billion, a 9% decrease year-over-year

•	Operating cash flow of $3.08 billion, a 3% increase year-over-year (18.4% of net sales)

•	Free cash flow of $2.55 billion, after deducting capital expenditures of $0.53 billion (15.2% of net sales); a 6% increase year-over-year

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EXECUTIVE COMPENSATION

•

Earnings per share decreased 13% to $3.24, including restructuring expenses of $0.42 and $0.20 of discrete tax benefits; adjusted earnings per share of $3.46 decreased by only 6% excluding these items, benefitting from management’s ongoing restructuring and cost reduction actions and discrete items, ahead of expectations

•

Continued aggressive execution of cost containment actions announced prior to global pandemic; initiated $304 million of restructuring actions for the year, with total four-year restructuring actions targeted at over $600 million

•

Concurrent with the focus on cost containment and profitability, Emerson continued to invest for our future with multiple strategic acquisitions which deepen our capabilities in software, renewable energy, transmission and distribution, and building temperature control.

Focus on Purpose and Values

At Emerson, our ability to quickly adapt to changing market dynamics and uncertainties and still rise to the call for innovative solutions from our customers reflects not only our core Values, but our Purpose-focused mindset. These foundational Values and Purpose-mindset inform our strategy and decisions as an organization and reinforce our core dedication to our employees, shareholders, customers and suppliers and our drive to deliver results. This mindset and the outcomes achieved through our disciplined management processes was tested this year through obstacles and challenges that were impossible to foresee but allowed us to maintain strong and consistent financial performance.

In January 2020, we were inspired to define our Purpose and reimagine the causes we work toward every day. As we did when we set out to define our core Values in 2018, we gained the input of over 17,000 employees worldwide to align on our Purpose: To drive innovation that makes the world healthier, safer, smarter and more sustainable. Our Purpose builds on and is strengthened by our foundational Values of Integrity, Collaboration, Safety & Quality, Continuous Improvement, Customer Focus, Innovation and Support Our People.

The focus on our Purpose and the demonstration of our Values starts at the highest level of our organization. Our CEO and NEOs work to reinforce our Purpose and Values with our businesses and global workforce in their actions and decisions. With the onset of the global pandemic, our Values of Safety & Quality, Customer Focus and Support Our People were front and center in our response to the COVID-19 crisis and our Purpose was recognized in our responsibility to support critical industries around the world, including life sciences, water, food and beverage, power and energy, the cold chain and indoor air comfort and quality.

Pay for Performance Fundamental Principles

Our executive compensation program is based on a consistent set of key principles that directs compensation decisions and communicates to participants the Company’s Purpose, core Values, critical business strategies and performance objectives. These principles guide the performance objectives that drive strong results to maximize shareholder value, make Emerson a good global citizen, enhance critical capabilities for us and our customers and encourage career-long commitments to the Company.

These fundamental compensation principles include:

•

maximizing shareholder value by allocating a significant percentage of compensation to performance-based pay that is dependent on achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking;

•	rewarding for superior performance rather than creating a sense of entitlement;

•	aligning executive and shareholder interests by providing long-term stock-based incentives as a significant portion of total compensation and expecting executives to hold the stock they earn;

•	attracting and retaining talented executives by providing competitive compensation and career-growth opportunities; and

•	rewarding overall corporate results while recognizing individual contributions.

Our executive compensation program mirrors our rigorous and disciplined management process – a hallmark of Emerson since our founding in 1890 – by ensuring that these principles are reflected in our compensation decisions.

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EXECUTIVE COMPENSATION

Shareholder Engagement and Compensation Program Benchmarking

We engage with and value the feedback of our shareholders on the components of our executive compensation program. We also regularly dialogue with our independent compensation consultants and other industry groups to work to ensure that we are continually reviewing and evolving our compensation programs with competitive market standards. We share feedback received on our compensation programs and market practices with our Compensation Committee. Our Compensation Committee carefully considers the long-term interests of the Company and our shareholders when making decisions regarding our compensation programs.

In fiscal 2020, we engaged with holders of over 40% of outstanding shares (none of whom were our employees or directors) to specifically discuss our compensation philosophy and programs and to listen to their feedback.

Emerson’s shareholders again expressed strong support for our executive compensation program at our 2020 Annual Meeting, with a vote of 92.8% in support.

We engaged our independent compensation consultants to benchmark our performance-based compensation program against market practices for other manufacturing companies and our compensation comparator group. Results showed our program to be generally consistent with or superior to market, and no changes for fiscal 2021 were recommended by the Committee’s independent consultant.

We determined our program would be improved with the addition of a relative total shareholder return modifier on top of our existing operating metrics for our Fiscal 2021 – 2023 Performance Shares Program.

Role of Our Compensation Committee

Our Compensation Committee acts on behalf of our Board to establish our compensation philosophy and oversee our executive compensation program. The current members of our Compensation Committee are Clemens A. H. Boersig (Chairman), Mark A. Blinn, Martin S. Craighead, William H. Easter III and Gloria A. Flach. Pursuant to its Charter, which can be found on our website at www.Emerson.com, our Committee is responsible for:

Compensation Responsibilities	Organizational/Talent Responsibilities

•  Reviewing and approving compensation of our CEO, NEOs and other executive officers

•  Reviewing and approving all compensation plans and aggregated payouts

•  Reviewing CEO compensation with non-management members of the Board

•  Designating comparator group companies to determine competitive market pay ranges

•  Establishing performance objectives and benchmarks for performance-based incentive programs

•  Monitoring NEO stock ownership

•  Approving all executive benefit plans

•  Evaluating CEO’s performance

•  Reviewing and discussing performance and leadership potential of NEOs and other executive officers with the CEO

•  Working with the CEO on succession planning for executive management and our next generation of leaders

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EXECUTIVE COMPENSATION

Compensation Mix

In determining the total compensation of each of our NEOs, the Compensation Committee balances the compensation mix considering the executive’s level of responsibilities, leadership and career potential, individual performance and service with the Company, with the objective of achieving a high and sustainable level of Company and individual performance. At-risk compensation (annual cash bonus and performance shares) increases as responsibilities increase and generally makes up 75% or more of the total compensation mix for our NEOs. Total compensation is targeted to the median market range of our compensation comparator group.

Annual Cash Compensation

Base Salary	Rewards individual performance and may vary with Company performance

Annual Bonus	Rewards achievement of the Company’s annual financial targets and considers individual performance, contributions and leadership
Long-Term Stock-Based Incentive Compensation

Performance Shares

Supports achievement of long-term strategic operating goals, such as consistent and sustained earnings per share and cash flow, in order to deliver shareholder value; benchmarked against global gross domestic product growth to reflect the Company’s global reach and focus; beginning in fiscal 2021, a relative total shareholder return benchmark will also be included

•  The primary long-term compensation element

•  Three-year performance period

•  Aligns executive pay with shareholder interests

Restricted Stock

Supports succession planning, critical retention and key leadership development efforts

•  Used only in special situations without any set frequency or value level

•  Awards are highly selective

•  Cliff vests no sooner than 3 years and generally 5 to 10 years

Key Compensation Decisions in Fiscal 2020

•	Reduced base salaries of all NEOs by 15% for six months between April and September as part of cost-containment actions necessitated by the COVID-19 pandemic

•	Awarded decreased annual cash bonuses to all NEOs, with Mr. Farr’s bonus decreasing 14.6% from $2.4 million in 2019 to $2.05 million in 2020

•	Awarded performance shares to all NEOs, subject to the achievement of financial targets for the three-year performance period ending September 30, 2022

•	Approved the addition of a relative total shareholder return modifier for the Fiscal 2021 – 2023 Performance Shares Program

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EXECUTIVE COMPENSATION

Our Compensation Best Practices

What We Do	What We Don’t Do
At-Risk Pay: At-risk compensation increases as responsibilities increase	No Golden Parachutes: No executive employment or individual change of control agreements or “golden parachutes”
Talent Management: Robust compensation and performance review and planning process	No Stock Hedging or Pledging: No hedging or pledging of Company securities
Risk Analysis: Compensation Committee annual assessment of compensation risks	No Executive Loans: No loans to executives or purchases of Company securities on margin
Focus On Retention: Utilize highly-selective restricted stock awards for critical retention and succession planning purposes	No Repricing of Options: No repricing or buyout of underwater stock options
Executive Officer Severance Policy: No severance in excess of 2.99 times current NEO cash compensation without shareholder approval	No Guaranteed Bonuses: Cash bonuses are not guaranteed for NEOs
Non-competes and Non-solicits: All awards subject to non-competition and non-solicitation obligations	No Tax Gross-Ups: No tax gross-ups for NEOs (except for relocation policy applicable to all employees)
Clawbacks: Maintain clawback rights on cash bonus and equity awards	No Single-Trigger COC: Incentive plans require “double trigger” change of control
Stock Ownership: NEOs’ actual ownership greatly exceeds stock ownership guidelines	No Excessive Perks: All executive perquisites have a specific business purpose
Stock Trading Policy: Executives must obtain written permission from CEO and CFO or General Counsel before trading in Emerson stock
Committee Consultant: Compensation Committee retains independent compensation consultant

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EXECUTIVE COMPENSATION

Competitive Market Information

How We Determine Our Compensation Comparator Group

The Compensation Committee annually reviews and approves the compensation comparator group that it uses to conduct market analysis and determine competitive pay ranges for our NEOs at its June meeting. As in prior years, the Committee reviewed a special study and screening prepared by Frederic W. Cook & Co. and selected compensation comparator companies for fiscal 2020 compensation based upon one or more of the following criteria (which are not assigned any specific weight):

Net Revenue: Approximately 1⁄2 to 2x Emerson revenues?

Market Capitalization: Approximately 1⁄2 to 2x Emerson market capitalization?

Common Industries: An Emerson main competitor?

Do we compete for customers? Do we compete for talent?

Advanced Technology: Employs high technology to fuel growth?

Innovation: Brings innovation to market? Grows through repositioning existing product or service offerings? Expands to new market segments?

Global Presence: Less than 40% of revenue from one country/region?

Business Complexity: Significant business presence in multiple different industries?

Emerson Customer: A current Emerson customer in a familiar industry?

2020 Compensation Comparator Group Companies

For fiscal 2020, no changes were made to our existing 22-company compensation comparator group listed below:

Fiscal 2020 Comparator Group
Caterpillar	Fluor	Ingersoll Rand	PPG	United Technologies
Cummins	General Dynamics	International Paper	Raytheon	3M
Danaher	Goodyear Tire	Lockheed Martin	Schlumberger
Deere	Honeywell	Northrop Grumman	TE Connectivity
Eaton	Illinois Tool Works	Parker Hannifin	Textron

The current global economic conditions, organizational restructurings and merger and acquisition activities and other market dynamics may have affected these companies and their appropriateness for inclusion in our compensation comparator group for future periods based on the criteria noted above. The Compensation Committee will undertake a full review of our compensation comparator group companies in June 2021.

Emerson vs. Compensation Comparator Group

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EXECUTIVE COMPENSATION

Elements of Compensation

Setting Annual Total Compensation

The Compensation Committee targets annual total compensation (cash and annual long-term stock compensation) for our NEOs in the median market range of our compensation comparator group. To determine the median range, the Committee uses a competitive pay analysis of total compensation for the proxy reported officer positions at the compensation comparator group companies prepared by Frederic W. Cook & Co. The Committee also reviews and confirms the competitive market pay analysis with Exequity, its independent compensation consultant. The competitive pay analysis is not used to establish performance goals in the Company’s compensation programs.

The Committee does not set specific financial targets related to annual cash compensation and pay determinations are not based on any formula. Actual pay is dependent on Company and individual performance and based on the Committee’s informed judgment. The Committee does monitor the relative internal compensation relationships between the CEO and the other NEOs, however, no specific pay ratio is targeted.

The Committee meets in executive session to review and set the CEO’s compensation. The Committee considers a number of factors in making its decision, including: market data; compensation elements; Company performance; tenure and experience; retention; and the CEO’s individual performance, leadership, contributions to the Company and impact on results. The Committee also discusses the CEO’s compensation annually with the non-management Directors in executive session.

For the NEOs and other key executives, our CEO reviews with the Committee the individual performance and leadership potential of these key executives, along with the Company’s financial results, and makes individual pay recommendations to the Committee. The CEO’s recommendations are informed by our robust annual organizational review, compensation planning and performance review processes.

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EXECUTIVE COMPENSATION

Fiscal 2020 CEO and NEO Performance

CEO Performance. In determining the appropriate level of total compensation for the CEO, the Committee evaluated the Company’s strong and consistent financial performance in fiscal 2020 (summarized on page 19) despite unprecedented rapid downturn of global markets due to the COVID-19 pandemic; the disciplined management of the Company’s business and operations and mobilization of our global leadership during the COVID-19 pandemic and other geopolitical challenges; his actions upholding the Value of Support Our People in ensuring employees had a safe working environment while continuing operations to support critical industries; the continued aggressive execution of cost containment actions announced prior to global pandemic; our strategic acquisition activity; his critical succession planning leadership; his actions to bring renewed focus to the Company’s Purpose and Values; his individual leadership, performance and contributions; his tenure as CEO; and the retention of Mr. Farr. Considering these factors, the Committee determined that Mr. Farr’s 2020 total compensation, while down compared to 2019, remains in the median market range. The Committee noted that Mr. Farr successfully led the Company through a challenging 2020 fiscal year and highlighted the following significant accomplishments.

Fiscal 2020 CEO Accomplishments
Quickly adapted to COVID-19 pandemic and resulting global market challenges to ensure continuity of work in essential industries and to position Emerson for sustained success

Enhanced Emerson’s software portfolio through investments in and/or strategic bolt-on acquisitions of:

Verdant, a leader in energy management solutions for the hotel and hospitality industries; this cloud-based intelligence platform broadens Emerson’s growing energy management and optimization capabilities for multi-family residential units and commercial applications

American Governor, a leader in technologies and services for hydroelectric turbine controls; builds on Emerson’s technology capabilities and expertise in the renewables and power industry inmation Software GmbH, a global software platform developer that further deepens Emerson’s data management and integration capabilities, helping customers in process, discrete and hybrid industries advance their digital transformation programs to achieve Top Quartile performance

Progea Group, an industry-leading provider of industrial internet of things (IIoT), plant analytics, human machine interface (HMI) and supervisory control and data acquisition (SCADA) technologies

Open Systems International, Inc. (OSI Inc.), an operations technology software provider that broadens and complements Emerson’s robust software portfolio and ability to help customers in the global power industry, as well as other end markets, transform and digitize operations to more seamlessly incorporate renewable energy sources and improve energy efficiency and reliability

Continued to lead the development of the next generation of Emerson leaders to ensure a robust talent pipeline and strong succession plan across the organization

Augmented the diversity and expertise of the Board of Directors, including the appointment of William H. (Bill) Easter III, former Chairman, President and Chief Executive Officer of DCP Midstream LLC
Furthered Emerson’s longstanding commitment to creating shareholder value through the Company’s 64th consecutive dividend payment

Achieved continued reduction of greenhouse gas (GHG) emissions, progressing toward the goal to reduce GHG emissions by 20%, normalized to sales, across over 200 of Emerson’s global manufacturing facilities by the year 2028

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EXECUTIVE COMPENSATION

Other Named Executive Officer Performance. In setting compensation for the other NEOs, the Committee considered the Company’s strong and consistent fiscal 2020 financial performance; the adept reaction to the global pandemic and the mobilization of our global operations leaders and workforce to continue to safely service customers during the unprecedented COVID-19 pandemic; the mitigation of supply risks, tariffs and other geopolitical challenges; the restructuring actions taken to weather the down market and prepare for future growth; and the continued focus on safety and wellbeing of our employees; as well as Mr. Farr’s evaluation of each NEO’s individual performance, leadership and accomplishments. The Committee also evaluated the NEOs based on their interactions with and presentations to the Board.

NEO Fiscal 2020 Accomplishments
F. J. Dellaquila	Led the issuance of $2.25 billion of debt to reduce financing costs, strengthen the Company’s financial position and liquidity and fund acquisitions

Continued to streamline operational and legal entity structure to reduce administrative costs and improve efficiency of cash mobility and management oversight. Increased the use of digital tools to expand and automate critical internal controls, further demonstrating our commitment to the Emerson core Values of Continuous Improvement and Innovation and emulating our Purpose to drive innovation that makes us smarter for our customers and shareholders

Led effort to ensure financial liquidity amid the market disruption and recession caused by the COVID-19 pandemic
Oversaw comprehensive effort to improve the Company’s structural cost position to address a new demand environment

M. H. Train	Managed our international business activities in an increasingly challenging and complex global macro business environment

Championed our core values of Integrity and Ethics worldwide with our employees and customers, with active focus on Corporate Governance excellence for our global businesses and our sustainability plans

Provided advocacy and thought leadership with investors, customer executives, industry groups, and government officials around the world on critical topics of Workforce of the Future, STEM, Digital Transformation, Sustainability & Decarbonization, Cybersecurity and Trade Relations, furthering our Purpose of driving innovation that makes the world more sustainable

Managed worldwide operational and supply chain implications of COVID-19 pandemic response working closely with government officials worldwide, industry bodies and customers

S. J. Pelch

Managed global supply chain activities to ensure continued supply and production for customers in critical industries during the global pandemic, reinforcing our commitment to our core Value of Customer Focus

Directed the COVID-19 safety response effort to help ensure safe and compliant work environments for our employees and customer interactions, emphasizing our core value of Safety and Quality and allowing us to continue to drive innovation to make the world healthier and safer

Significant advancement in the optimization of our global manufacturing footprint to facilitate better customer fulfillment and operational performance while achieving cost and profit targets amid a global economic recession

Strengthened diversity and inclusion focus across the Company to achieve heightened awareness as we Support our People

S. L. Karsanbhai

Drove aggressive organizational and facilities cost restructuring actions, strongly managed cash flow and protected operating margins for the Automation Solutions platform during unprecedented challenging operating environment to position for market rebound and future growth

Completed three strategic acquisitions and an equity investment in critical software innovations to further expand our solutions; completed a successful third year of integration of the Valves and Controls business

Continued to reinforce our commitment to software to enable Digital Transformation solutions and industry acceptance and ensure continued Customer Focus and Collaboration by helping our customers navigate the latest automation capabilities to realize measurable results and reach higher levels of safety, productivity, efficiency and reliability, including the incorporation of renewable energy sources

Promoted diversity and inclusion efforts through key management development and appointments; Continued focus to Support Our People through executive sponsorship of our new Somos Latinos Employee Resource Group

R. T. Sharp

Delivered a strong financial performance and record safety performance for the Commercial & Residential Solutions platform despite the challenging economic and operational environment due to the COVID-19 pandemic

Maintained focus on Innovation and Continuous Improvement for customers, including through the acquisition of Verdant to broaden our energy management and optimization capabilities for residential and commercial applications

Supported talent development initiatives to continue to grow our next generation of leaders

Supported our People by serving as a member of the Emerson Diversity Council, acting as executive sponsor to the Blacks Reinforcing Diversity Employee Resource Group and championing Courageous Conversations employee dialogue series

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EXECUTIVE COMPENSATION

Fiscal 2020 Annual Total Compensation Mix

We believe that our practice of setting a majority of our NEOs compensation as “at-risk” pay underscores our commitment to our fundamental pay-for-performance principles. By tying a significant percentage of NEO annual total compensation (cash and long-term stock) to performance-based pay that is dependent on achievement of the Company’s performance goals as well as the consistent attainment of strong individual performance, we maximize the value we can deliver to shareholders. In fiscal 2020, 91% of our CEO’s pay and an average of 85% of the other NEOs’ annual pay was comprised of “at-risk” compensation (calculated on base salary paid as shown in Summary Compensation Table; amounts do not include other forms of compensation shown in the Summary Compensation Table).

Annual Cash Compensation

The Committee targets total annual cash compensation in the median market range of total cash compensation, while placing more emphasis on performance-based annual cash bonus than on base salary. Base salary generally represents 10-20% of total NEO compensation and bonus generally represents 15-25%.

Base Salary. Fiscal 2020 base salary increases were based on the Committee’s review of the Company’s solid fiscal 2019 performance, individual performance and potential and competitive market compensation. The Committee also considered market survey data that indicated that the predicted merit increase, without promotions, for comparable executive positions averaged approximately 3%. Beginning in April 2020, each NEO’s base salary shown below was decreased by 15% through September 2020 as part of cost-containment actions necessitated by the COVID-19 pandemic.

NEO Name	FY 2019	FY 2020	% Change
D. N. Farr	$1,400,000	$1,400,000	—
F. J. Dellaquila	$740,000	$762,000	3.0%
M. H. Train	$650,000	$675,000	3.8%
S. J. Pelch	$600,000	$625,000	4.2%
S. L. Karsanbhai	$525,000	$550,000	4.8%
R. T. Sharp(1)	$600,000	$620,000	3.3%

(1)	Mr. Sharp stepped down from his position as Executive President Emerson Commercial & Residential August 12, 2020 and resigned from the Company effective September 30, 2020.

As shown above, for fiscal 2020, base salary (the only guaranteed portion of NEO compensation) comprised only 9% of our CEO’s and an average of 14.5% of our other NEOs’ annual total compensation.

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EXECUTIVE COMPENSATION

Bonus. In determining fiscal 2020 bonuses, the Compensation Committee reviewed the Company’s strong and consistent financial performance, the NEOs actions in leading the Company’s response to the COVID-19 pandemic, the continued aggressive execution of cost-containment actions announced prior to global pandemic, and continued investment and preparation for future growth, as well as the individual performance and leadership of each NEO. The Committee used discretion and based its decisions on its informed judgment considering these factors collectively. No individual weightings were assigned to any of these factors.

NEO Name	FY 2019	FY 2020	% Change
D. N. Farr	$2,400,000	$2,050,000	(14.6)%
F. J. Dellaquila	$1,175,000	$1,050,000	(10.6)%
M. H. Train	$785,000	$705,000	(10.2)%
S. J. Pelch	$785,000	$705,000	(10.2)%
S. L. Karsanbhai	$675,000	$605,000	(10.4)%
R. T. Sharp(1)	$725,000	$650,000	(10.3)%

(1)

Mr. Sharp stepped down from his position as Executive President Emerson Commercial & Residential August 12, 2020 and resigned from the Company effective September 30, 2020. See “Description of R. T. Sharp Letter Agreement” on page 46.

As shown above, for fiscal 2020, cash bonus comprised only 14% of our CEO’s and an average of 18% for our other NEOs’ annual total compensation.

Annual Long-Term Stock Compensation

The Committee targets total annual compensation for our NEOs in the median market range of our compensation comparator group, with performance-based stock compensation being the largest component of our NEOs annual total compensation. We value our long-term stock compensation awards based on the fair value at grant; however, an executive may realize more or less than his or her targeted long-term compensation depending on Company and stock performance over the performance period.

Performance Shares. Performance shares awards are the primary long-term compensation element and the cornerstone of our pay-for-performance philosophy. The Committee may increase or decrease the amount of an award based on individual performance and targets the median market range for total annual compensation. We believe that performance shares align the interests of our executives and shareholders and support the achievement of long-term strategic operating goals such as premium, sustained growth in earnings and cash flow. Given our global reach, our G7 GDP performance benchmark also reflects the importance of measuring our growth against the growth of the global economy.

Each annual Performance Shares Program has a three-year performance period with defined operating performance targets set by the Committee at the beginning of the period from the various measures set forth in the Company’s Incentive Shares Plans. An award of performance shares under the program represents the right to receive shares of our common stock to the extent the identified performance objectives are met. Dividend equivalents may be paid, but only on earned awards at the end of the performance period. Payouts are made primarily in common stock, with a portion paid in cash to cover tax obligations. Awards include confidentiality, non-competition and non-solicitation obligations and expanded clawback rights and are subject to a double-trigger change of control provision.

At the end of a performance period, the Committee reviews the Company’s financial results against the operating performance targets and certifies the level of achievement for payout of the awards. The Committee may include or exclude from both targets and actual results specified items of an unusual, non-recurring or extraordinary nature as allowed by the plans. Pursuant to our Incentive Shares Plans, the Committee also has the discretion to adjust a payout percentage where results and/or business climate warrant.

At Emerson, we pride ourselves on our disciplined management processes that drive strong results to maximize shareholder value. While we continue to meet the challenges presented by the global economic and geopolitical climate and measure ourselves against the growth of the global economy, we also believe that it is important to measure value creation for our shareholders in relation to the performance of a similarly-correlated industry group. Beginning with our Fiscal 2021 – 2023 Performance Shares Program, therefore, we are adding a relative total shareholder return modifier metric to our Performance Shares Program to measure our total shareholder return performance relative to the S&P 500 Capital Goods Index group of companies (the “CGI Group”). We will continue to determine payout percentage by reviewing our financial performance against our operating metrics, with the calculated payout against those metrics continuing to be capped at 125% of target. We will then measure our three-year total shareholder return relative to the CGI Group performance for the same period. If our total shareholder return is at or above the 80th percentile of the CGI Group, the payout percentage from operating results will be increased by 20 percentage points. If our total shareholder return is at or below the 20th percentile of the CGI Group, the payout percentage will be decreased by 20 percentage points. No adjustment will be made for relative performance between the 20th and 80th percentile of the CGI Group.

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EXECUTIVE COMPENSATION

Early in fiscal 2020, we also engaged our independent compensation consultants to benchmark our Performance Shares Program against market practices for performance-based compensation at other manufacturing companies and our compensation comparator group. Results showed our program to be consistent with or superior to market in most all criteria. Our independent consultant noted for the Committee that our Program does not contain a threshold level achievement of performance targets prior to payout, whereas most other programs reviewed contain a performance threshold prior to payout. Our independent consultant cautioned, however, that our maximum payout of 125% of target was significantly lower than other programs reviewed; therefore, if a threshold were to be considered, the Committee should also increase the maximum payout opportunity. The consultant also noted the potential wide swings in payouts from year-to-year that may occur with a threshold and higher maximum payout design. The Committee determined that a higher payout opportunity and wide payout swings was not in the spirit of our compensation philosophy and no threshold was added for the Fiscal 2021 – 2023 Performance Shares Program. No changes for fiscal 2021 were recommended by the Committee’s independent consultant.

Fiscal 2020 – 2022 Performance Metrics

(Period from October 1, 2019 – September 30, 2022)

What do we consider when we make performance shares awards?

In making an individual annual award, the Committee considers the NEO’s: (1) ability to make a significant contribution to the Company’s financial results, (2) level of responsibility, (3) individual performance and (4) leadership potential. The annual performance shares award generally represents more than half of the NEO’s total compensation, depending on the NEO’s role and responsibilities.

In fiscal 2020,100% of our NEOs annual long-term incentive awards were performance-based awards.

Why these performance metrics?

Each year, the Compensation Committee works with executive management and its independent executive compensation consultant to review and establish financial and operational performance metrics that are consistent with our long-term strategic objectives and in line with market practices. The Committee sets targets for the three-year performance period that will challenge our business leaders to drive operating results that generate shareholder returns. At the end of the performance period, our NEOs earned awards are based on the level of achievement against these targets.

For the Fiscal 2020 – 2022 Performance Shares Program, the Committee determined that earnings per share and free cash flow (operating cash flow less capital expenditures) were again the metrics most appropriate to drive premium growth.

Earnings per share (EPS)

EPS provides a holistic measure of the Company’s ability to create value for our shareholders. It emphasizes our operational performance measured through earnings growth, demonstrates the effectiveness of our capital allocation strategy through share repurchases and reflects tax efficient strategies.

Free cash flow (FCF)

Cash generation is a true indicator of our earnings, asset management and investment performance. Operating earnings are the largest contributor to free cash flow and are the result of leverage on incremental sales, specific cost reduction and productivity initiatives and price increases to offset inflation. Improvements in inventory management, days sales outstanding and days payable contribute to working capital reductions which also contribute to free cash flow. Investments in organic growth and acquisitions add to free cash flow. The return on these investments generate returns for our shareholders.

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EXECUTIVE COMPENSATION

The Committee will continue to examine our performance metrics through the changing business environment in future award years to ensure continued focus on delivering shareholder value.

How do we benchmark our performance?

The Committee also sets an appropriate benchmark each year that reflects the global reach and focus of our Company. We believe that measuring our financial and operating results against a global benchmark is appropriate in our position as a global leader in the industries we serve.

G7 gross domestic product (G7 GDP)

For the Fiscal 2020 – 2022 Performance Shares Program, the Committee again determined that nominal G7 GDP was the appropriate benchmark and set the target growth rate as 3 percentage points above G7 GDP.

Beginning with the Fiscal 2021 – 2023 Performance Shares Program, the Committee has also added a relative total shareholder return modifier metric to measure our shareholder return performance against the CGI Group of companies, as discussed above.

How do we calculate results against our performance metrics?

At the end of the Fiscal 2020 – 2022 Performance Period, the Committee will review our financial results against the performance targets set at the beginning of the performance period. The Committee will consider whether there are any adjustments that should be made to account for unusual, non-recurring or extraordinary items. The Committee will then certify the level of achievement against the targets for payout of the awards.

Determination of EPS Performance

Fiscal 2022 EPS will be calculated as a percentage of the EPS Target. The EPS target is 2019 EPS multiplied by the compound average annual growth rate in G7 GDP from 2020 – 2022, plus three percentage points, to drive premium earnings growth.

Free cash flow

Cumulative free cash flow from fiscal 2020 – 2022 is calculated as a percentage of the free cash flow target. The free cash flow target is the sum of the yearly free cash flow targets from 2020 – 2022. Each yearly free cash flow target is the prior year target amount, beginning with adjusted fiscal 2019 free cash flow, multiplied by that year’s annual growth rate in G7 GDP, plus three percentage points, to drive premium cash flow growth.

Maximum Payout

Each performance metric is capped at 125% achievement, for a maximum aggregate payout for these awards of 125%.

For the Fiscal 2021 – 2023 Performance Shares Program, the Committee will also review our total shareholder return for the three-year period relative to the CGI Group. If our total shareholder return is above the 80th percentile or below the 20th percentile of the CGI Group, the payout percentage will be adjusted as discussed above. Pursuant to our Incentive Shares Plans, the Committee also has the discretion to adjust a payout percentage where results and/or business climate warrant.

Fiscal 2020 – 2022 Performance Shares Program Awards. In fiscal 2020, 100% of our NEOs’ annual long-term stock compensation was comprised of performance shares awards. The following individual performance shares awards were made to the NEOs:

NEO Name	FY 2020 – 2022 Performance Shares Awarded ($ Value)(1)	FY 2020 – 2022 Performance Shares Awarded (# Shares)
D. N. Farr	$11,499,941	157,609
F. J. Dellaquila	$2,999,956	41,115
M. H. Train	$2,999,956	41,115
S. J. Pelch	$2,999,956	41,115
S. L. Karsanbhai	$2,500,000	34,263
R. T. Sharp(2)	$2,500,000	34,263

(1)	Value at $72.965 per share, the average high and low stock price of on date of grant, November 5, 2019

(2)

Mr. Sharp stepped down from his position as Executive President Emerson Commercial & Residential August 12, 2020 and  resigned from the Company effective September 30, 2020. For a description of the effect of his departure on his equity awards, see “Description of R. T. Sharp Letter Agreement” on page 46.

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EXECUTIVE COMPENSATION

For fiscal 2020, performance shares represented 77% of our CEO’s annual total compensation and an average of 67.5% for our other NEOs.

Fiscal 2018 – 2020 Performance Shares Program. The performance period for the Fiscal 2018 – 2020 Performance Shares Program ended on September 30, 2020. The targets and weightings were calculated in the same manner as described above. The Committee determined that the target earnings per share was $2.96 and target cumulative free cash flow was $7.543 billion. In determining the results for the performance period, the Committee determined that it was appropriate to adjust for certain discrete items, including previously approved adjustments primarily related to acquisition and divestiture activity as well as other restructuring fees and tax items.

The Committee determined that the fiscal 2020 EPS, after a downward adjustment of $0.18 (from $3.24), was $3.06, and cumulative free cash flow over the performance period, after downward adjustment of $97 million (from $7.232 billion), was $7.135 billion. The impact from the adjustments resulted in a reduced payment under the formula.

This performance resulted in a 100% payout of the awarded performance shares. This is only the second time in the last decade that the Company has had a performance shares program payout at 100% or more, which correlates to the difficulty of achieving the targets set. The payouts are reflected in the Option Exercises and Stock Vested table on page 41.

Other Stock Awards

Restricted Stock. Restricted stock is also available for award under our long-term stock-based compensation program. In limited circumstances, such as special retention, recognition and succession planning needs, the Committee may make a separate award of restricted stock. Awards of restricted stock are highly selective. Restricted stock awards are not considered as a portion of an NEOs annual total compensation and may, therefore, result in compensation above the median range in the year of award. The Committee views this program as an important management succession planning and retention tool. The objective is to lock in top executives and their potential replacements identified through the succession planning process. Restricted stock provides participants with dividends and voting rights beginning on the award date. There is no set frequency of restricted stock awards, and they are granted with long-term cliff vesting periods of up to 10 years and no less than 3 years.

Stock Options. Our 2011 Stock Option Plan expired on November 2, 2020. Although our NEOs have stock options outstanding, no stock option awards have been made to any of the NEOs since 2016. All stock options previously awarded were issued at no less than fair market value on the date of the award with vesting over a period of three years with a ten-year term. We do not pay dividend equivalents on stock options and do not “reprice” awards.

Policies Supporting Our Fundamental Principles

To support our pay-for-performance philosophy and underlying fundamental principles of our compensation programs, we have implemented certain policies regarding NEO ownership of and actions in connection with stock and other incentive compensation. In

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EXECUTIVE COMPENSATION

addition to our compensation programs, we believe that appropriate stock ownership guidelines and our stock trading, clawback and pledging and anti-hedging policies further align the interests of our executives with shareholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk taking.

Fundamental Policies

Stock ownership	Requires NEOs to hold Emerson stock equal to at least a specified multiple of base salary. NEOs generally have 5 years to comply. Emerson NEOs substantially exceed the guidelines.
	Position	Req. Multiple(1)	Actual(2)
	CEO	5X	122X
	CFO	3X	32X
	Other NEOs	1X	5X-16X
Stock trading	Requires written permission from CEO and from CFO or General Counsel before trading in Emerson stock.
Clawback

Provides that our Board may reduce, cancel or require recovery of all or a portion of any executive officer’s annual bonus or long-term incentive compensation if the Board determines that the executive officer has engaged in intentional misconduct leading to a material restatement of the Company’s financial statements. Our 2015 Incentive Shares Plan includes additional clawback provisions. Beginning in fiscal 2019, the Company expanded clawback rights for all incentive compensation awards and payments to provide for potential forfeiture or clawback in connection with violations of the Company’s ethics and compliance programs and policies, including its Code of Conduct and Code of Ethics to the extent allowed by law.

Hedging

Our hedging policy prohibits officers (including executive officers) and Directors from engaging in transactions to hedge or offset value declines in the value of our stock such as short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds.

Pledging	Prohibits pledging of Company shares as collateral for a loan by Directors or elected officers.

(1)	Includes share equivalents and shares in retirement accounts and restricted stock.

(2)	Actual multiple based on beneficial ownership, excluding options (see page 59), and share price of $65.57 as of September 30, 2020.

Severance, Executive Termination and Retirement

Emerson does not have employment agreements, severance agreements or golden parachute agreements with the NEOs. The terms of all executive terminations and retirements are determined by the Committee individually based on specific facts and circumstances and not on formulaic rules. We follow these general principles:

•	We do not pay lump sum, non-forfeitable cash severance payments.

•	As permitted under shareholder-approved plans, departing plan participants, including NEOs, may have additional time to exercise stock options, up to the time permitted in the original grants.

•

The Committee may allow continuation (without accelerated vesting) of previously granted performance shares or restricted stock awards, which would be paid if and when the Company achieves specified performance targets or time vesting requirements are met.

•

Departing executives sign extended non-competition, non-solicitation and confidentiality agreements, and/or reaffirm existing agreements on these matters. Executives forfeit awards if they breach their non-competition, non-solicitation or confidentiality agreements.

The Committee has adopted an Executive Officer Severance Policy which provides that the Company shall not implement individual severance or change of control agreements providing certain benefits (as described in the Policy) to any NEO in excess of 2.99 times the sum of the NEO’s then current base salary and most recent cash bonus without shareholder ratification. The policy is located at www.Emerson.com, Investors, Corporate Governance, Executive Officer Severance Policy. R. T. Sharp, our former Executive President Commercial & Residential Solutions, left the Company effective September 30, 2020. We entered into a letter agreement with Mr. Sharp which, among other things, reaffirmed and extended his restrictive covenants. Please see “Description of R. T. Sharp Letter Agreement” at page 46 below for a description of his separation arrangement.

Change of Control

If a change of control occurs, we protect all employees who participate in long-term stock plans, the Savings Investment Restoration Plans and the Pension Restoration Plan as described under “Potential Payments Upon Termination or Change of Control” at page 44 below. Our 2011 Stock Option Plan and 2015 Incentive Shares Plan include a “double trigger” for vesting following a change of control, although stock awards under our prior incentive shares plan vest upon a change of control. When triggered, we would expect to

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	33

EXECUTIVE COMPENSATION

accelerate vesting of stock awards and pay accrued benefits under the Savings Investment Restoration Plans and the Pension Restoration Plan. We do not credit additional years of service under any plans or continue medical or other benefits. We do not make additional cash payments related to stock compensation plans. We do not increase payouts to cover payment of taxes and do not provide tax gross-ups.

Security and Perquisites

Due to increased security risks inherent in senior executive positions, we provide NEOs with residential security monitoring and personal security as needed. The Company’s security policy and the Board of Directors require that the Chairman and CEO use Company aircraft for all travel to promote business efficiency and safety given our global footprint. The Company provides limited personal use of Company aircraft to the other NEOs. All NEOs reimburse the Company at first class rates for personal use, calculated at the maximum rate prescribed under U.S. Treasury regulations. The Company also provides NEOs with cars, club memberships, financial planning and an annual physical. We believe these perquisites assist in retaining and attracting executives and are similar to those often provided at other similarly-sized companies. NEOs and other employees may receive Company tickets for sporting or other events. The Committee reviews these perquisites annually. Total perquisite costs and related information appear in the Summary Compensation Table on page 36. The Company does not provide any reimbursement for taxes on perquisites, except as may be prescribed in our relocation policies applicable to all employees.

Other Benefits

The NEOs are eligible for Company-provided benefits that are generally available to all other employees, including qualified 401(k) savings plans, a qualified defined-benefit pension plan, medical, life and disability insurance and a charitable matching gifts program, among others. The defined-benefit pension is being phased out, but a majority of U.S. employees, including the NEOs, continue to participate. The following additional benefits are also available to the NEOs:

•

Nonqualified savings plans which allow the NEOs to defer up to 20 percent of cash compensation and continue to receive the Company match after reaching the Internal Revenue Service (IRS) qualified plan limits.

•

A nonqualified defined-benefit pension plan, which provides benefits based on the qualified plan without regard to IRS limits but does not provide additional credited years of service. Participation is by award and based on the executive’s individual contributions and long-term service to the Company.

•	Term life insurance coverage.

Regulatory Considerations

Internal Revenue Code Section 162(m) imposes a $1 million limit on the Company’s deductions for compensation paid to specified executive officers (“Covered Employees”). For taxable years beginning before January 1, 2018, the Covered Employees consisted of a corporation’s chief executive officer and up to three other highly compensated executive officers (other than the chief financial officer), and qualifying “performance-based compensation” was not subject to this limitation if specified requirements were met (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by shareholders).

Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, (i) the remuneration of a public corporation’s chief financial officer is now also subject to the deduction limit, (ii) once an individual is considered a Covered Employee with respect to a taxable year, he or she will be considered a Covered Employee for all future years, including after termination of employment or death, and (iii) the exemption from the deduction limit for “performance-based compensation” is no longer available. These changes do not apply to remuneration provided under a binding written contract in effect on November 2, 2017, which is not materially modified after that date. Consequently, for fiscal years beginning after December 31, 2017, no remuneration in excess of $1 million paid to a Covered Employee will be deductible unless such compensation is granted pursuant to a written binding contract that was in effect prior to November 2, 2017.

While the Committee considers the impact of the tax treatment of executive compensation, the primary factor influencing program design is the support of business objectives, and the Committee retains the flexibility to design and administer compensation programs that are in the best interests of Emerson and its shareholders. The Committee does not communicate annual bonus targets to the NEOs. Our compensation plans also comply with IRC Section 409A for nonqualified deferred compensation arrangements.

In accordance with FASB ASC Topic 718, for financial statement purposes we expense all equity-based awards over the period earned, or subsequently, based upon their estimated grant date fair value, depending on the terms of the award. FASB ASC Topic 718 has not resulted in any significant changes in our compensation program design.

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EXECUTIVE COMPENSATION

Equity Compensation Grant Practices

The Committee approves all grants of equity compensation to executive officers, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Committee annually at its October or November meetings. Generally, equity awards are made at those meetings, but may be made at other meetings. The Committee meeting date, or the next business day if the meeting is on a non-business day, is the grant date for equity awards.

Summary Compensation Table Analysis

Mr. Farr’s total annual compensation for 2020 decreased compared to 2019, resulting from a 15% salary reduction from April through September 2020 and a decreased bonus amount, offset by a slight increase in performance shares awarded in November 2019 prior to the COVID-19 pandemic and resulting cost-containment actions and other factors discussed above. Mr. Farr’s total compensation as shown in the Summary Compensation Table also includes an amount for the actuarial change in his pension value. Although the fiscal 2020 amount was lower than fiscal 2019, these amounts were significantly higher than prior years as a result of a lower applicable discount rate which increased actuarial present values, over which the Committee has no control.

The other NEOs also received a 15% base salary reduction from April through September 2020 and decreased bonus amounts as a result of the COVID-19 pandemic. The increased performance shares awards for fiscal 2020 were made in November 2019, prior to the downturn caused by the COVID-19 pandemic.

No changes were made in the method of calculating any NEO benefits.

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Compensation Tables

Summary Compensation Table

The following information relates to compensation received or earned by our Chief Executive Officer, our Chief Financial Officer, and each of our next three most highly compensated executive officers for the last fiscal year, as well as our former Executive President Commercial and Residential Solutions who left the Company at the end of fiscal 2020 (the “named executive officers” or “NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(3)	All Other Compensation ($)(4)	Total ($)
D. N. Farr Chairman of the Board and Chief Executive Officer(5)	2020	1,303,750	2,050,000	11,499,941	—	1,164,000	465,394	16,483,085
	2019	1,400,000	2,400,000	11,357,291	—	4,597,000	547,285	20,301,576
	2018	1,350,000	2,700,000	10,990,690	—	—	568,837	15,609,527
F. J. Dellaquila Senior Executive Vice President and Chief Financial Officer	2020	709,613	1,050,000	2,999,956	—	1,776,000	119,711	6,655,280
	2019	740,000	1,175,000	2,677,238	—	2,423,000	124,208	7,139,446
	2018	715,000	1,300,000	3,340,560	—	490,000	127,463	5,973,023
M. H. Train President(6)	2020	628,594	705,000	2,999,956	—	85,000	139,759	4,558,309
	2019	650,000	785,000	2,677,238	—	146,000	143,028	4,401,266
	2018	570,000	750,000	3,568,150	—	—	81,448	4,969,598
S. J. Pelch Executive Vice President and Chief Operating Officer(7)	2020	582,031	705,000	2,999,956	—	199,000	79,446	4,565,433
	2019	600,000	785,000	2,677,238	—	295,000	96,117	4,453,355
	2018	550,000	700,000	3,340,560	—	—	80,130	4,670,690
S. L. Karsanbhai Executive President Automation Solutions(8)	2020	512,188	605,000	2,500,000	—	95,000	101,737	3,813,925
	2019	525,000	675,000	3,005,415	—	163,000	217,038	4,585,453

R. T. Sharp Former Executive President Commercial and Residential Solutions(9)	2020	577,375	650,000	2,500,000	—	125,000	82,817	3,935,192
	2019	600,000	725,000	2,314,515	—	173,000	145,720	3,958,235
	2018	560,000	750,000	3,568,150	—	—	95,135	4,973,285

(1)	Represent cash bonus amounts paid after the end of the fiscal year with respect to that fiscal year’s performance.

(2)

The amounts relate to performance shares awards to all NEOs for each year, restricted stock in 2019 for Mr. Karsanbhai, and restricted stock in 2018 for Messrs. Dellaquila, Train, Pelch and Sharp. See the Grants of Plan-Based Awards table at page 38 below for information on awards granted in fiscal 2020. The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the NEOs. For performance shares awards granted in 2020, the grant date fair values were: Mr. Farr-$11,499,941, Messrs. Dellaquila, Train and Pelch-$2,999,956, and Messrs. Karsanbhai and Sharp-$2,500,000. For performance shares awards granted in 2019, the grant date fair values were: Mr. Farr-$11,357,291, Messrs. Dellaquila, Train and Pelch-$2,677,238, and Messrs. Karsanbhai and Sharp-$2,314,515. For performance shares awards granted in 2018, the grant date fair values were: Mr. Farr-$10,990,690, Messrs. Dellaquila and Pelch-$2,668,260, and Messrs. Train and Sharp-$2,223,550. If the maximum payout is earned, the number of performance shares paid out would be 125% for the 2020 performance shares awards, 125% for the 2019 performance shares awards and 145% for Mr. Farr and 155% for each of the other NEOs for the 2018 performance shares awards, which would have amounted to the following grant date fair values for the awards shown: for 2020, Mr. Farr-$14,374,926, Messrs. Dellaquila, Train and Pelch-$3,749,945, and Messrs. Karsanbhai and Sharp-$3,125,000; for 2019, Mr. Farr-$14,196,614, Messrs. Dellaquila, Train and Pelch-3,346,548, and for Messrs. Karsanbhai and Sharp-$2,893,144; for 2018, Mr. Farr-$15,936,501, Messrs. Dellaquila, and Pelch-$4,135,803, and for Messrs. Train and Sharp-$3,446,503. See Note 15 to the Company’s fiscal 2020 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(3)

For each year, includes the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under the Company’s defined benefit pension plans. For fiscal 2020 and 2019, the applicable discount rate used to value pension plan liabilities decreased, which increased actuarial present values resulting in the increase in values shown from prior years. For fiscal 2018, the discount rate was increased, which negatively affected the actuarial present values resulting in a decrease in value for certain participants. In none of the fiscal years were changes made in the method of calculating plan benefits for the NEOs.

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COMPENSATION TABLES

(4)	Includes the following amounts for 2020:

Name	Perquisites(a)	Savings Plan(b)	Life Insurance(c)	Total(d)
D. N. Farr	$345,956	$92,812	$26,626	$465,394
F. J. Dellaquila	$ 47,258	$47,210	$25,243	$119,711
M. H. Train	$ 49,184	$88,480	$ 2,095	$139,759
S. J. Pelch	$ 34,301	$34,246	$10,899	$ 79,446
S. L. Karsanbhai	$ 26,068	$75,669	$ —	$101,737
R. T. Sharp	$ 43,664	$32,635	$ 6,518	$ 82,817

(a)

The perquisites provided are tax and financial planning, leased Company car, club fees, annual physical, tickets for sporting or other events, and costs related to personal security provided to each of the NEOs under the Company’s security program. The Company’s Board of Directors and its security program require that the Chairman and Chief Executive Officer use Company aircraft for all business and personal air travel. Mr. Farr reimburses the Company for personal air travel at first class rates. The Company also provides limited personal use of Company aircraft outside of the security program to the other NEOs, who also provide such reimbursement. Amounts for personal use of Company aircraft represent the incremental cost to the Company, calculated based on the variable operating costs per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew, less reimbursements. For Mr. Farr, the incremental amount of personal use of Company aircraft of $260,819 was included in the perquisites amount above.

(b)	Contributions by the Company for the NEOs to the Company’s retirement savings plans.

(c)	Premiums paid by the Company on behalf of the NEOs for term life insurance.

(d)	None of these amounts were grossed up for taxes.

(5)	Mr. Farr does not receive any separate compensation for his service as a Director.

(6)	Mr. Train became President on October 1, 2018. He previously served as Executive President Automation Solutions.

(7)	Mr. Pelch became Chief Operating Officer on December 31, 2017.

(8)	Mr. Karsanbhai became Executive President Automation Solutions on October 1, 2018.

(9)

Mr. Sharp stepped down as Executive President Commercial and Residential Solutions on August 12, 2020 and resigned from the Company on September 30, 2020. Please see “Description of R. T. Sharp Letter Agreement” at page 46 for a description of his separation arrangements.

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COMPENSATION TABLES

Grants of Plan-Based Awards

The following table provides information about equity awards granted to the NEOs in fiscal 2020.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold (#)	Target (#)(1)	Maximum (#)(1)
D. N. Farr	11/5/2019	N/A	157,609	197,011				11,499,941
F. J. Dellaquila	11/5/2019	N/A	41,115	51,394				2,999,956
M. H. Train	11/5/2019	N/A	41,115	51,394				2,999,956
S. J. Pelch	11/5/2019	N/A	41,115	51,394				2,999,956
S. L. Karsanbhai	11/5/2019	N/A	34,263	42,829				2,500,000
R. T. Sharp(3)	11/5/2019	N/A	34,263	42,829				2,500,000

(1)

Includes performance shares awards granted in November 2019 under the Fiscal 2020–2022 Performance Shares Program (under our 2015 Incentive Shares Plan). See “Annual Long-Term Stock Compensation” at page 29 above for additional detail regarding the program, performance shares and how shares are earned.

(2)

Includes the grant date fair value of awards of performance shares computed in accordance with FASB ASC Topic 718, applying the same valuation model and assumptions applied for financial reporting purposes. These amounts do not correspond to the actual value that will be realized by the NEOs. For performance awards, the grant date fair value included assumes the target award is earned. Amounts expensed for performance shares awards in the Company’s financial statements during the performance period reflect the grant date fair value of the award expensed over the performance period, adjusted to current value each year, which varies depending upon stock price and the probability that targets will be reached, and therefore will generally not be equal to the grant date fair value reported above. See Note 15 to the Company’s fiscal 2019 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts.

(3)

Mr. Sharp stepped down as Executive President Commercial and Residential Solutions on August 12, 2020 and resigned from the Company on September 30, 2020. Under his letter agreement and subject to compliance with restrictive covenants, Mr. Sharp will continue to vest in his restricted stock awards. He received his earned payout of the Fiscal 2018–2020 Performance Shares Program in November 2020, and he may receive his full earned payout of his other performance shares awards, subject to the Company’s achievement of the applicable performance objectives, to be paid at the times provide for under the programs. Please see “Description of R. T. Sharp Letter Agreement” on page 46 below for a description of Mr. Sharp’s compensation arrangements.

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COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End

The following table provides holdings of stock options, performance shares and restricted stock by our NEOs at the end of fiscal 2020, including unexercised stock options, unvested restricted stock and performance shares with performance conditions that had not yet been satisfied.

	Option Awards					Stock Awards

Name	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Date of Award	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
D. N. Farr	10/1/13	200,000		65.07	10/1/23	11/6/18			164,384(4)	10,778,659
						11/5/19			157,609(5)	10,344,422
F. J. Dellaquila	10/1/13	100,000		65.07	10/1/23	(2)	40,000(2)	2,622,800
						11/6/18			38,750(4)	2,540,838
						11/5/19			41,115(5)	2,695,911
M. H. Train	10/1/13	22,000		65.07	10/1/23	(2)	40,000(2)	2,622,800
	11/3/15	22,000		49.64	11/3/25	11/6/18			38,750(4)	2,540,838
						11/5/19			41,115(5)	2,695,911
S. J. Pelch	10/1/13	15,000		65.07	10/1/23	(2)	45,000(2)	2,950,650
						11/6/18			38,750(4)	2,540,838
						11/5/19			41,115(5)	2,695,911
S.L. Karsanbhai	10/1/13	10,000		65.07	10/1/23	(2)	20,000(2)	1,311,400
	8/5/14	4,000		62.84	8/5/24	11/6/18			33,500(4)	2,196,595
	2/1/16	15,000		45.50	2/1/26	11/5/19			34,263(5)	2,246,625
R. T. Sharp(6)						(2)	45,000(2)	2,950,650
						11/6/18			33,500(4)	2,196,595
						11/5/19			34,263(5)	2,246,625

(1)	The options became exercisable in three equal annual installments beginning one year after the date of grant.

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COMPENSATION TABLES

(2)	Consists of restricted stock which vests as follows:

Name	Number of Shares	Vesting Term (in years)	Grant Date	Vesting Date
F. J. Dellaquila	10,000	8	10/1/2013	10/1/2021
	20,000	5	11/1/2016	11/1/2021
	10,000	5	4/30/2018	4/30/2023
M. H. Train	10,000	10	10/1/2012	10/1/2022
	10,000	10	10/7/2014	10/7/2024
	20,000	5	4/30/2018	4/30/2023
S. J. Pelch	10,000	10	10/1/2013	10/1/2023
	15,000	10	11/3/2015	11/3/2025
	10,000	5	11/1/2016	11/1/2021
	10,000	5	4/30/2018	4/30/2023
S. L. Karsanbhai	10,000	10	2/1/2016	2/1/2026
	10,000	10	11/6/2018	11/6/2028
R. T. Sharp	10,000	10	10/1/2012	10/1/2022
	15,000	10	2/1/2016	2/1/2026
	20,000	5	4/30/2018	4/30/2023

(3)	Based on the closing share price of $65.57 on September 30, 2020.

(4)

Consists of performance shares awards granted in fiscal 2019 under the Fiscal 2019 – 2021 Performance Shares Program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2021. The number of shares that can be earned at 100% achievement of performance targets under these awards are shown in this column. Participants can earn up to 125% of the target.

(5)

Consists of performance shares awards granted in fiscal 2020 under the Fiscal 2020 – 2022 Performance Shares Program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2022. The number of shares that can be earned at 100% achievement of performance targets under these awards are shown in this column. Participants can earn up to 125% of the target.

(6)

Mr. Sharp stepped down as Executive President Commercial and Residential Solutions on August 12, 2020 and resigned from the Company on September 30, 2020. Under his letter agreement and subject to compliance with restrictive covenants, Mr. Sharp will continue to vest in his restricted stock awards. He received his earned payout of the Fiscal 2018–2020 Performance Shares Program in November 2020, and he may receive his full earned payout of his other performance share awards, subject to the Company’s achievement of the applicable performance objectives, to be paid at the times provide for under the programs. Please see “Description of R. T. Sharp Letter Agreement” on page 46 below for a description of Mr. Sharp’s separation arrangements.

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COMPENSATION TABLES

Option Exercises and Stock Vested

The following table provides the number of shares acquired and value realized for our NEOs in fiscal 2020 for stock option exercises, performance shares awards earned and vested restricted stock.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(4)

D. N. Farr	203,105	3,329,634	173,000	(2)	12,018,310

			100,000	(3)	7,391,500

F. J. Dellaquila	46,563	941,504	42,000	(2)	2,917,740

			20,000	(3)	1,299,300

M. H. Train	18,000	254,880	35,000	(2)	2,431,450

S. J. Pelch	5,379	82,191	42,000	(2)	2,917,740

S. L. Karsanbhai	9,000	182,700	14,000	(2)	972,580

R. T. Sharp	30,000	322,200	35,000	(2)	2,431,450

(1)	Represents the difference between the option exercise price and the average of the high and low share prices for the Company’s common stock on the day of exercise.

(2)

Reflects the earnings of performance shares granted under the Fiscal 2018 – 2020 Performance Shares Program. The performance shares were subject to performance goals for the period ending September 30, 2020, and the percentage earned was 100%. Awards were paid out on November 3, 2020. See “Annual Long-Term Stock Compensation” at page 29 above for additional information regarding the program.

(3)	Represents the vesting of 100,000 shares for Mr. Farr and 20,000 shares for Mr. Dellaquila, with vesting terms of five and 10 years, respectively.

(4)

Values realized for performance shares earned are based on the average of the high and low share prices ($69.47) on November 3, 2020, the date the Compensation Committee determined that the performance targets for the performance period ended September 30, 2020 had been met. Values realized for restricted stock are based on the average of the high and low share price on the dates of vesting, $73.915 on November 4, 2019 and $64.965 October 5, 2019, respectively.

Pension Benefits

Below is information on the pension benefits for the NEOs under each of the following pension plans.

Emerson Retirement Plan

The Emerson Electric Co. Retirement Plan is a tax-qualified retirement program that covered approximately 40,000 participants on September 30, 2020, including the NEOs. Plan benefits are based generally on a formula that considers the highest consecutive five-calendar-year average of the executive’s annual cash earnings, base salary plus bonus (final average earnings), not to exceed the IRS-prescribed limit applicable to tax-qualified plans ($280,000 for calendar year 2020).

The plan provides an annual benefit accrual for each year of service of 1.0% of final average earnings up to “covered compensation” and 1.5% of final average earnings in excess of “covered compensation,” limited to 35 years of service. When the employee has attained 35 years of service, the annual accrual is 1.0% of final average earnings. “Covered compensation” is based on the average of Social Security taxable wage bases, and varies per individual based on Social Security retirement age. A small portion of the accrued benefits payable from the plan for Messrs. Farr, Train and Pelch includes benefits determined under different but lesser pension formulas for periods of prior service at Company business units. In addition, Messrs. Train and Karsanbhai are no longer accruing pension benefit service under the plan.

The accumulated benefit that an employee earns over his or her career with the Company is payable upon retirement as a monthly annuity for life with a guaranteed minimum term of five years. The normal retirement age for this plan is 65. Employees who have attained age 55 and 10 years of service are eligible to retire early under the plan. As of September 30, 2020, Messrs. Farr, Dellaquila, Train and Pelch are eligible for early retirement. If an employee retires before age 65, the accrued benefit is reduced for the number of years prior to age 65 that the benefit commences (4% for each of the first five years that retirement precedes age 65, and 5% for each additional year). Employees vest in their accrued benefit after five years of service. The plan provides for spousal joint and survivor annuity options. No employee contributions are required.

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COMPENSATION TABLES

Benefits under the plan are subject to the limitations under IRC Section 415, which in fiscal 2020 was $230,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This limitation may be actuarially adjusted in accordance with IRS rules for items such as other forms of distribution and different annuity starting dates.

Emerson Pension Restoration Plan

The Emerson Electric Co. Pension Restoration Plan is a non-qualified plan that is an unfunded obligation of the Company. Benefits are payable from the Company’s general operating funds. Participation in, and benefits payable from, the plan are by award, subject to Compensation Committee approval. A participant who terminates employment with a vested retirement benefit will receive at age 65 or later termination of employment a benefit based on the same final average earnings formula as described above for the Emerson Retirement Plan, for all years of service at Emerson, and not subject to the IRS-prescribed limitations on benefits and compensation applicable to the Emerson Retirement Plan. The benefit payable from the Pension Restoration Plan is reduced by the benefit received from the Emerson Retirement Plan. Benefits payable from the Pension Restoration Plan are generally payable as a monthly annuity for life with a guaranteed minimum term of five years, provided that in certain circumstances a participant or a participant’s beneficiary may be eligible to receive a lump sum payment. If an NEO is terminated for cause or engages in actions that adversely affect the Company, the benefits may be forfeited. No pension benefits were paid to any of the NEOs during fiscal 2020.

The amounts reported in the table below equal the present value of the accumulated benefit at September 30, 2020 for the NEOs under each plan based upon the assumptions described in footnote (2).

Pension Benefits Table

Name	Plan Name	Number Of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year ($)

D. N. Farr	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	40 40	$ $	2,069,000 28,739,000	— —

F. J. Dellaquila	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	29 29	$ $	1,585,000 10,210,000	— —

M. H. Train(3)	Emerson Electric Co. Retirement Plan	18		$805,000	—

S. J. Pelch	Emerson Electric Co. Retirement Plan	34		$1,407,000	—

S. L. Karsanbhai(3)	Emerson Electric Co. Retirement Plan	20		$730,000	—

R. T. Sharp	Emerson Electric Co. Retirement Plan	18		$714,000	—

(1)

The number of years of service credited under the plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for the last completed fiscal year.

(2)

The accumulated benefit is based on service and earnings under the plans through September 30, 2020. The present value has been calculated assuming the accumulated benefit as of September 30, 2020 commences at age 65, or current age if older, under the stated form of annuity. In addition, the present value of the Emerson Pension Restoration Plan benefit assumes that the NEO will remain in service until age 65. Except for the assumption that the NEOs remain in service through age 65, the present value is based on the assumptions described in Note 12 to the Company’s fiscal year 2020 financial statements in the Company’s Annual Report on Form 10-K. Specifically, the interest rate assumption is 2.82% for the Emerson Retirement Plan and 2.60% for the Emerson Restoration Plan and the post-retirement mortality assumption is a based on mortality tables of PRI-2012 no collar, annuitant, sex distinct tables projected forward with MP-2016 grading linearly to 0.75% over 20 years (by 2032).

(3)	Messrs. Train and Karsanbhai no longer actively participate in the Retirement Plan and do not accrue additional service credit.

Nonqualified Deferred Compensation

The Emerson Electric Co. Savings Investment Restoration Plan (the “Savings Investment Restoration Plan I”) and the Emerson Electric Co. Savings Investment Restoration Plan II (the “Savings Investment Restoration Plan II” and together with the Savings Investment Restoration Plan I, collectively, the “Savings Investment Restoration Plans”) are nonqualified, unfunded defined contribution plans. The plans provide benefits that would have been provided under the Emerson Electric Co. Employee Savings Investment Plan, the Company’s qualified 401(k) plan (the “ESIP”), but could not be provided due to IRC qualified plan compensation limits.

Participants in the Savings Investment Restoration Plans are designated by the Compensation Committee. Participants may defer up to 20% of compensation and the Company will make matching contributions for participants who defer at least 5% of compensation in an

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COMPENSATION TABLES

amount equal to: (a) for the Savings Investment Restoration Plan I, 50% of the first 5% of those deferrals (not to exceed 2.5% of compensation less the maximum matching amount the participant could have received under the ESIP); and (b) for the Savings Investment Restoration Plan II, 7.5% of the participant’s compensation less (x) the maximum matching amount the participant could have received under the ESIP and (y) any other contribution for the applicable year made on behalf of the participant under the ESIP. Compensation generally includes cash pay (base salary and annual bonus) received by a participant, including employee ESIP contributions, and excludes any reimbursements, awards or other payments under equity compensation plans, stock option gains, any severance payments and other incentive payments. Amounts deferred under the plan are 100% vested and are credited quarterly with returns based on the participant’s selection of available investment alternatives, which include an Emerson common stock fund and more than 20 other mutual fund investment alternatives. The Company matching contributions vest 20% each year for the first 5 years of service, after which the participant is 100% vested in all contributions. The matching contributions are credited to a book-entry account reflecting units equivalent to Emerson stock. There are no “above-market earnings” as all earnings are market-based consistent with the investment funds elected. All deferred amounts and Company matching contributions are accounted for on the Company’s financial statements and are unfunded obligations of the Company and paid in cash when benefit payments commence.

Generally, distribution of vested account balances occurs in a lump sum no later than one year following termination of employment. Upon retirement, or in other certain instances, participants may receive their account balances in up to 10 equal annual installments, if previously elected. Unvested matching contributions become fully vested upon (i) retirement with Compensation Committee approval on or after the age of 55, (ii) death or disability, (iii) termination of the plan, or (iv) a change of control of the Company. Additionally, under the Savings Investment Restoration Plan II, a participant will be entitled to payment of vested matching contributions only if the Compensation Committee determines that such participant is an executive in good standing at the time the executive terminates employment (whether upon retirement or otherwise); provided, that if such participant is discharged for cause and/or engages in other activity that is harmful to or competitive with the Company, the rights of such participant to such amount will be forfeited and any such amount that has previously been paid to the participant may be recovered by the Company, unless the Committee determines that such activity is not detrimental to the best interests of the Company. All or a portion of any participant’s vested account balance may be distributed earlier in the event of an unforeseeable emergency, if approved by the Compensation Committee. For amounts deferred or vested as of December 31, 2004, a participant may receive a distribution of after-tax deferrals upon 30 days’ notice.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Emerson Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)(3)

D. N. Farr	297,000	84,412	1,749,404	—	16,023,873

F. J. Dellaquila	122,349	38,842	199,697	—	4,781,229

M. H. Train	141,677	67,480	94,859	—	862,027

S. J. Pelch	109,591	28,778	65,744	—	1,691,223

S. L. Karsanbhai	59,479	59,674	16,620	—	245,171

R. T. Sharp	130,541	24,235	36,013	—	839,981

(1)

Includes amounts contributed by each NEO and by the Company, respectively, to the Savings Investment Restoration Plans. NEO and Company contributions in the last fiscal year have been included in the Salary and All Other Compensation columns, respectively, of the Summary Compensation Table.

(2)	Aggregate earnings under the plan are not above-market and are not included in the Summary Compensation Table.

(3)

Includes amounts reported as compensation for the NEOs in the Summary Compensation Table for prior years. The following aggregate amounts of NEO and Company contributions were included in the Summary Compensation Table for fiscal 2019 and 2018, respectively (with the Company portion of the aggregate amount in parentheses): Mr. Farr-$543,531 ($94,198), $395,931 ($88,098); Mr. Dellaquila-$185,451 ($42,724), $196,182 ($38,555); Mr. Train-$176,052 ($84,552), $428,219 ($28,031); Mr. Pelch-$200,865 ($27,198), $175,184 ($20,917); Mr. Karsanbhai-$37,735 ($19,141), and Mr. Sharp-$160,291 ($25,458), 139,921 ($21,504). For prior years, all amounts contributed by an NEO and by the Company have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the NEO was named in such proxy statements and the amounts were required to be reported in such tables.

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COMPENSATION TABLES

Potential Payments Upon Termination or Change of Control

As described above, the NEOs do not have any written or oral employment agreements with the Company and have no other agreements that contain severance or “golden parachute” provisions. As described on page 46, the terms and conditions of Mr. Sharp’s separation are set forth in a letter agreement. Please see “Description of R. T. Sharp Letter Agreement” on page 46.

The information below generally describes payments or benefits under the Company’s compensation plans and arrangements that would be available to all participants in the plans, including the NEOs, in the event of the participant’s termination of employment or of a Change of Control of the Company. Any such payments or benefits that an NEO has elected to defer would be provided in accordance with IRC Section 409A. Payments or benefits under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

Conditions and Obligations Applicable to Receipt of Termination/Change of Control Payments

In the event of any termination or Change of Control, all executives participating in stock options, performance shares, restricted stock or the Pension Restoration Plan have the following obligations to the Company.

Stock Options. NEOs are obligated to keep Company information confidential, assign to the Company intellectual property rights, and, during and for one year after termination, not compete with, or solicit the employees of, the Company.

Performance Shares and Restricted Stock. NEOs are obligated not to compete with, or solicit the employees of, the Company during and for two years after termination. For awards granted from November 2018, the awards are also conditioned upon the participant’s compliance with all practices and policies under Emerson’s Ethics and Compliance Program, including the Code of Conduct and Code of Ethics, and that a participant’s actions will reflect Emerson’s Core Value of Integrity. Violations of such Ethics and Compliance Program may result in the forfeiture of such awards or the repayment of any amounts paid under such awards.

Pension Restoration Plan. If an NEO is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in sales by the Company, the NEO’s rights to benefits under the Plan will be forfeited, unless the Compensation Committee determines that the activity is not detrimental to the Company.

Savings Investment Restoration Plans. The NEO’s rights to benefits under the Savings Investment Restoration Plan II will be forfeited if the NEO is (a) not in good standing at the time the NEO terminates employment (whether upon retirement or otherwise) as determined by the Compensation Committee, or (b) is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in sales by the Company, unless the Compensation Committee determines that the activity is not detrimental to the Company.

Additionally, upon retirement or involuntary termination, NEOs generally execute letter agreements reaffirming their applicable confidentiality, non-competition and non-solicitation obligations and may enter into extended non-competition agreements.

Payments Made Upon Retirement

Upon retirement, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award would be paid, subject to satisfaction of any pre-established performance conditions;

•

Upon retirement, as determined by the Compensation Committee, all unvested stock options held for at least 12 months before retirement would vest, and all unexercised options could be exercised for a period of five years after retirement, up to the original option term;

•

Upon retirement after age 65, the NEOs would receive a prorated payout of performance shares, as reasonably determined by the Compensation Committee, subject to satisfaction of pre-established performance conditions, to be paid after the applicable performance period. Before age 65, the Compensation Committee has the discretion to determine whether a NEO would receive a prorated, other or no payout of performance shares, which payout would be made after the performance period, subject to the satisfaction of performance conditions;

•

The Compensation Committee has the discretion to determine whether to allow the NEOs to continue to vest in restricted stock following retirement, or to reduce the vesting period to not less than three years;

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COMPENSATION TABLES

•

If not previously vested, the NEOs would be vested in Company contributions to the Savings Investment Restoration Plans if retirement occurs with the approval of the Compensation Committee on or after age 55; and

•	Under the Company’s Pension Restoration Plan, an NEO’s benefit commences after age 65 or later retirement and is paid as a monthly annuity, or a lump sum if elected.

Payments Made Upon Death or Disability

Upon death or total disability, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award would be paid, subject to satisfaction of any pre-established performance conditions;

•	All unvested stock options would vest immediately, and be exercisable for a period of one year, up to the original option term;

•

The Compensation Committee has the discretion to determine whether the NEOs would receive full, partial or no payout of performance shares after the performance period and subject to satisfaction of pre-established performance conditions;

•

Restricted stock will be prorated for years of service during the vesting period and distributed free of restriction at the end of the vesting period, with Compensation Committee discretion to reduce the vesting period to not less than three years;

•	If not previously vested, the NEOs would vest in Company contributions to the Savings Investment Restoration Plans;

•

Upon the death of an NEO participating in the Pension Restoration Plan, the surviving spouse would receive, in the form of a monthly annuity payment commencing at the NEO’s earliest retirement date, 50% of the actuarially equivalent accrued benefit. The estate of a single person who dies while employed will receive a lump sum benefit as of the date of death which is actuarially equivalent to the annuity that the surviving spouse of a married person would have received. Upon termination due to disability, benefits would start the later of when the NEO reaches age 65 or termination, and be paid in the form of a monthly annuity or a lump sum distribution; and

•	Upon an NEO’s death, the beneficiaries would receive proceeds from Company provided term life insurance.

Payments Made Upon Other Termination

If an NEO’s employment terminates for any other reason (i.e., voluntary termination, termination for cause or involuntary termination), he or she would only receive:

•

Payment of the vested portion of the NEO’s accounts in the Savings Investment Restoration Plans, in a single lump sum after termination, subject, in the case of any Savings Investment Restoration Plan II account, to (i) the Compensation Committee’s determination that the NEO is in good standing at the time of the termination, and (ii) the NEO not being discharged for cause or engaging in other activity that is harmful to or competitive with the Company, as provided under the Savings Investment Restoration Plan II.

Under the Company’s compensation plans and arrangements, the Compensation Committee may also, in its discretion, determine whether to provide any additional payments or benefits to the NEO. This exercise of discretion is unlikely to result in any additional benefits in the case of a voluntary resignation or termination for cause. This includes the discretion to:

•	Determine whether any annual cash bonus award would be paid, subject to satisfaction of pre-established performance conditions;

•	If termination occurs with Company consent, the Compensation Committee may allow the NEO up to three months after termination, up to the original option term, to exercise vested stock options;

•	Determine whether the NEO would receive full, partial or no payout of performance shares after the performance period and subject to satisfaction of pre-established performance conditions;

•	Determine whether to allow the NEO to continue to vest in restricted stock, or to reduce the vesting period to not less than three years; and

•

Determine whether an NEO terminated for cause or for engaging in actions that adversely affect the Company will forfeit the right to receive vested benefits under the Pension Restoration Plan starting after the later of age 65 or termination, paid in the form of a monthly annuity or a lump sum distribution.

Payments Made Upon Change of Control

Upon a Change of Control, the Company’s compensation plans and arrangements provide as follows:

•	Annual cash bonus awards are not paid;

•

All unvested stock options become fully exercisable if either the options have not been appropriately assumed by the acquiror, or within two years after the change of control, the optionee is involuntarily terminated other than for cause, the optionee’s title, duties or responsibilities are adversely changed, or the optionee is required to relocate;

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COMPENSATION TABLES

•

Performance objectives of outstanding performance shares awards would be deemed satisfied, with payout made immediately. For performance shares granted under the shareholder approved 2015 Incentive Shares Plan, performance objectives would be deemed satisfied at the highest level provided for in the award, if a “double trigger” event occurs, meaning that in connection with a change of control (a) the award has not been appropriately assumed or an equivalent award substituted by the acquiror, (b) cash is the primary form of consideration paid to shareholders, or (c) following the change of control, the holder is involuntarily terminated other than for cause, or within two years after the change of control, the holder’s title, duties or responsibilities are adversely changed, or the holder is required to relocate by more than 50 miles;

•

All restricted stock awarded under the 2006 Incentive Shares Plan would vest immediately. Restricted stock and restricted stock units awarded under the 2015 Incentive Shares Plan would vest immediately if a “double trigger” event (as defined above) occurs;

•	The NEO would vest in all unvested Company contributions to the Savings Investment Restoration Plans, and the vested amount would be paid in a single lump sum; and

•

An NEO participating in the Pension Restoration Plan would become fully vested and could elect immediate payment in the form of a lump sum or a life annuity. In early fiscal 2016, for benefits accruing after 2004, the Plan was amended to conform the assumptions used in calculating lump sums payable to the assumptions used by the Company to accrue liabilities with respect to U.S. retirement plans for financial reporting purposes, as set forth in the Company’s Annual Report on Form 10-K.

“Change of Control” Definition

“Change of Control” generally means: (i) the acquisition of beneficial ownership of 20% or more of the Company’s common stock, (ii) individuals who currently make up the Company’s Board of Directors (or who subsequently become Directors after being approved for election by at least a majority of current Directors) ceasing to make up at least a majority of the Board, or (iii) approval by the Company’s shareholders of (a) a reorganization, merger or consolidation which results in the ownership of 50% or more of the Company’s common stock by persons or entities that were not previously shareholders; (b) a liquidation or dissolution of the Company; or (c) the sale of substantially all of the Company’s assets. With respect to participants who have deferred payment of earned awards under the 2006 Incentive Shares Plan, and as provided for in the 2015 Incentive Shares Plan, the Change of Control must also meet the requirements of IRC Section 409A and any transaction referenced in (iii) above must have actually occurred, rather than merely have been approved. With respect to the Company’s Pension Restoration Plan and Savings Investment Restoration Plans, a Change of Control refers to a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such terms are defined under IRC Section 409A and the regulations promulgated thereunder.

Description of R. T. Sharp Letter Agreement

Mr. Sharp stepped down as Executive President Commercial and Residential Solutions on August 12, 2020 and resigned from the Company on September 30, 2020. On September 1, 2020, the Company and Mr. Sharp entered into a letter agreement in connection with his separation from the Company, effective September 30, 2020.

Under the letter agreement, Mr. Sharp agreed, among other things: (i) not to compete with, or solicit or hire the employees of, the Company or any of its subsidiaries or affiliates during a period of four years from the separation date; (ii) not to use or disclose any confidential information of the Company; (iii) to reaffirm all existing non-compete, invention, non-disclosure and non-solicitation obligations he has to the Company; and (iv) to comply with non-disparagement obligations. Mr. Sharp also released and discharged the Company, its affiliates, and its and their respective directors, officers, employees, agents and other parties from any and all claims or liabilities of whatever nature and will remain subject to the Company’s clawback policies.

Under the Letter Agreement, Mr. Sharp will receive salary continuation payments at his current base salary rate and certain health and welfare benefits until the earlier of June 30, 2021 or the date on which he commences other employment. He will also continue to receive his Company automobile and club benefits through his salary continuation period. Mr. Sharp remained eligible to receive his fiscal 2020 annual bonus based on the Company’s financial performance for fiscal 2020.

As permitted under the Company’s 2015 Incentive Shares Plan, Mr. Sharp remained eligible to receive a full payout of any earned awards under the Fiscal 2018 – 2020 Performance Shares Program, and he will remain eligible to receive a full payout of any earned awards under his other held performance shares awards, subject to the Company’s achievement of the applicable performance objectives, to be paid at the times provided for under the programs. As permitted under the Company’s Incentive Shares Plans, Mr. Sharp’s Restricted Stock Awards will continue to vest according to their terms and be payable on the respective vesting dates of such awards. Please see the “Outstanding Equity Awards at Fiscal Year-End Table” at page 39 above for more information on these awards.

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COMPENSATION TABLES

Mr. Sharp will be eligible to receive distributions from the Company’s qualified pension plan, pursuant to the terms and conditions of and to be paid in the manner and at the time set for in such plan. He will also be eligible to receive distributions under the qualified and non-qualified 401(k) and profit-sharing retirement savings plans, as provided under those plans.

If Mr. Sharp violates any of his obligations to the Company under the Letter Agreement, he will forfeit all payments to be made or benefits provided under the Letter Agreement and will repay to the Company, as liquidated damages, one-half of the economic value of all benefits provided to him under the Letter Agreement prior to the date of breach.

Quantification of Payments and Benefits

The following tables quantify the potential payments and benefits upon termination or a Change of Control for each of the NEOs, assuming the event occurred on September 30, 2020, given the NEO’s compensation and service level as of that date and, if applicable, based on the Company’s closing share price of $65.57 on that date. Other benefit assumptions are set forth in footnotes to the tables. See “Description of R. T. Sharp Letter Agreement” above for a description of Mr. Sharp’s separation arrangements. Due to the number of factors that affect the nature and amount of benefits provided upon a termination or Change of Control any actual amounts paid or distributed may be different. None of the payments set forth below would be grossed-up for taxes.

D. N. Farr

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	26,391,351(7)
Restricted Stock	—	(8)	—	(9)	—	(9)	—	(8)	—	(8)	— (10)
Pension Restoration Plan(11)	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

F. J. Dellaquila

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	6,545,935(7)
Restricted Stock	—	(8)	1,885,138	(9)	1,885,138	(9)	—	(8)	—	(8)	2,622,800(10)
Pension Restoration Plan(11)	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

M. H. Train

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	6,545,935(7)
Restricted Stock	—	(8)	1,442,540	(9)	1,442,540	(9)	—	(8)	—	(8)	2,622,800(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	47

COMPENSATION TABLES

S. J. Pelch

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	6,545,935(7)
Restricted Stock	—	(8)	1,737,605	(9)	1,737,605	(9)	—	(8)	—	(8)	2,950,650(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

S. L. Karsanbhai

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	5,554,025(7)
Restricted Stock	—	(8)	458,990	(9)	458,990	(9)	—	(8)	—	(8)	1,311,400(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

(1)

The Committee has discretion whether or not to pay a bonus, subject to satisfaction of performance conditions. For illustrative purposes only, the bonuses paid for fiscal 2020 were: Mr. Farr-$2,050,000; Mr. Dellaquila-$1,050,000; Mr. Train-$705,000; Mr. Pelch-$705,000 and Mr. Karsanbhai-$605,000.

(2)	This column assumes the Committee would exercise its discretion not to pay a bonus or make a payout of outstanding performance shares.

(3)	There would be no acceleration or special treatment for annual cash incentive opportunities for the fiscal year in which the Change of Control occurs.

(4)	Represents the closing share price of $65.57 minus the exercise price times the number of outstanding options for all in-the-money, unvested options.

(5)	The Committee has discretion to provide a prorated, other or no payout, subject to the achievement of performance conditions.

(6)	Assumes the Committee does not allow any payout for the performance shares awards granted in 2019 or 2020. See Outstanding Equity Awards at Fiscal Year-End table at page 39 above.

(7)	The amount shown includes the entire amount of 2019 and 2020 awards at the highest level. See note (13).

(8)	Assumes Committee would exercise its discretion to not allow any further vesting.

(9)	Represents pro rata value of all unvested restricted stock, based on years elapsed rounded to whole years.

(10)	Represents the value of all unvested shares of restricted stock.

(11)

See “Pension Benefits” on page 41 for information on vested pension benefits. Amounts shown in the table include the excess, if any, over the amounts shown in the Pension Benefits table. For a Change of Control, the amounts shown also include the discounted present value of unvested amounts under the Pension Restoration Plan.

(12)	Represents face amount of policies paid for by the Company which are not generally available to all employees.

(13)	The Change of Control column assumes that the applicable conditions for a “double trigger” change in control were met as of September 30, 2020.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we determined the ratio of the annual total compensation of our CEO compared to the annual total compensation of our median employee.

As is permitted under the SEC rules, to determine our median employee in 2018, we collected data as of July 1, 2018 for all employees globally and used “Base Pay, Shift Premium and Overtime, Bonus and Commission or equivalent” as our consistently applied compensation measure. After applying the 5% de Minimis exemption, we used a valid statistical sampling methodology on the remaining population and produced a sample of employees within a 5% range of the established median compensation measure, then selected an employee from within that group.

48	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

COMPENSATION TABLES

For fiscal 2020, using the same determination date and statistical sampling methodology, we determined that the median employee from the prior year falls outside the 2020 5% range and identified a new median employee. We determined that the 2020 Summary Compensation Table total compensation for our CEO and median employee were $16,490,284 (which includes $7,199 in company-provided medical and dental benefits applicable to all employees that are not included in the compensation reported for our CEO in the Summary Compensation Table on page 36) and $48,786, respectively. Our estimate of the ratio of CEO pay to median worker pay using a methodology consistent with the SEC rules as described above is 338:1.

As of July 1, 2020, we had a global population of approximately 85,887 employees. From that population, we excluded 4,280 employees from 12 countries (4.98% of the global workforce), under the 5% de Minimis rule, resulting in a remainder of 81,607 employees. Excluded countries and employee counts are as follows: Angola (6), Belarus (1), Ecuador (1), Gabon (2), Indonesia (25), Panama (1), The Philippines (3,108), Serbia and Montenegro (4), Thailand (1,081), Tunisia (23), Ukraine (26), and Venezuela (2).

As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the pay ratio reported above.

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	49

Management Proposals

Proxy Item No. 1: ELECTION OF DIRECTORS

Nominees and Continuing Directors

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. The Board of Directors has nominated four Directors of the Company to be elected for a term ending at the Annual Meeting specified below, or until their successors have been elected and qualified. Pursuant to the Company’s Bylaws, a person may not stand for election as a Director after attaining the age of 72, provided that the Bylaws provide that this restriction does not apply to (i) Mr. Golden and Dr. Kendle until the Company’s 2022 Annual Meeting, and (ii) Mr. Easter until the Company’s 2023 Annual Meeting. Information with respect to the nominees for election, as well as the other Directors whose terms will continue after the Annual Meeting, is set forth below. All of the nominees meet the Board membership criteria described on page 13 under “Nomination Process.” Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer over the last five years unless otherwise indicated. This information includes each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director, and prior directorships held by each nominee at other public companies within the last five years.

Board Diversity

Directors’ Core Competencies

The table below shows the Directors’ Core Competencies as a full Board. These competencies are aligned with our business strategy.

50	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

MANAGEMENT PROPOSALS

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

Director Nominees for Terms Ending in 2024

Age: 58 Director Since: 2019 Committees: • Audit Committee • Compensation Committee

MARK A. BLINN

FORMER CHIEF EXECUTIVE OFFICER AND

PRESIDENT, FLOWSERVE CORP.,

A SUPPLIER OF INDUSTRIAL MACHINERY

Key Experiences:

•  CEO Experience

•  Global Business Experience

•  Business Development Expertise

Qualifications:

Mr. Blinn’s qualifications also include his leadership experience, global business experience, industry experience, and extensive Board experience, including his prior service as the Chief Executive Officer and President of Flowserve from October 2009 until March 2017. He previously served Flowserve as Chief Financial Officer from 2004 to 2009 and in the additional role of Head of Latin America from 2007 to 2009. Prior to Flowserve, Mr. Blinn served in senior finance, treasury and planning positions at FedEx Kinko’s Office and Print Services, Inc., Centex Corp., FirstPlus Financial Inc., Electronic Data Systems Corp. and Commercial Capital Funding Inc. He also serves on the executive board for Southern Methodist University’s Cox School of Business.

Current Public Company Directorships:

•  Kraton Corporation

•  Leggett & Platt Incorporated

•  Texas Instruments Incorporated

Age: 74 Director Since: 2000 Committees: • Executive Committee • Finance Committee

ARTHUR F. GOLDEN

SENIOR COUNSEL,

DAVIS POLK & WARDWELL, A LAW FIRM

Key Experiences:

•  Business Development Expertise

•  Global Business Experience

•  Corporate Governance Experience

Qualifications:

Mr. Golden’s qualifications to serve on the Board include his leadership, international and industry experience as Senior Partner and Global Co-Chair of Mergers and Acquisitions at Davis Polk; leading Davis Polk teams in private and governmental litigation; representing large multinational companies in corporate governance matters and acquisition-related transactions; counseling multinational companies on antitrust matters; his prior service as a member of his firm’s Management Committee; and his current service as Chairman of the Board of Trustees of Rensselaer Polytechnic Institute. Mr. Golden moved to Senior Counsel at his law firm in January 2020.

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	51

MANAGEMENT PROPOSALS

Age: 73 Director Since: 2014 Committees: • Audit Committee • Nominating Committee

CANDACE KENDLE

RETIRED CHAIR AND CHIEF EXECUTIVE OFFICER,

KENDLE INTERNATIONAL INC., A GLOBAL CLINICAL

RESEARCH ORGANIZATION

Key Experiences:

•  CEO Experience

•  Technology and Innovation Expertise

•  Corporate Governance Experience

Qualifications:

Dr. Kendle’s qualifications to serve on the Board include her leadership, international and healthcare experience, gained from her prior service as co-founder, Chair and Chief Executive Officer of Kendle International Inc.; her experience as a founder of ReadAloud.org, a non-profit organization aimed at improving childhood literacy; her prior service as a director and member of the Audit Committee of United Parcel Service, Inc.; her prior service as a director and as a member of the Audit and Corporate Governance Committees of H. J. Heinz; and her prior service on the faculties of a number of leading universities, including the University of Cincinnati College of Pharmacy, the University of Pennsylvania School of Medicine, and the University of North Carolina School of Medicine and School of Pharmacy.

Prior Public Company Directorships (year service ended):

•  United Parcel Service, Inc. (2019)

•  H. J. Heinz (2013)

Age: 65 Director Since: 2013 Committees: • Audit Committee • Executive Committee • Nominating Committee

JAMES S. TURLEY

RETIRED CHAIRMAN OF THE BOARD AND

CHIEF EXECUTIVE OFFICER, ERNST & YOUNG,

A PROFESSIONAL SERVICES ORGANIZATION

Key Experiences:

•  Financial Expertise

•  CEO Experience

•  Corporate Governance Experience

Qualifications:

Mr. Turley’s qualifications to serve on the Board include his leadership and expertise in audit and financial reporting as Chairman and Chief Executive Officer of Ernst & Young from 2001 through June 30, 2013; his service as a director and member of the Audit, Executive and Risk Management Committees of Citigroup, Inc.; his service as a director and member of the Audit and Governance Committees of Northrop Grumman Corporation; his service as a director and Chair of the Compensation Committee of Precigen, Inc. (formerly Intrexon Corporation); and his service on the boards of the Kohler Company and the St. Louis Trust Company. He also serves on the board of directors and as an officer of the Boy Scouts of America, and on the boards of directors of the World Scouting Foundation, St. Louis MUNY, Theatre Forward and Forest Park Forever.

Current Public Company Directorships:

•  Citigroup, Inc.

•  Northrop Grumman Corporation

•  Precigen, Inc.

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MANAGEMENT PROPOSALS

Continuing Directors

The following Directors are not standing for election at the 2021 Annual Meeting of Shareholders.

Directors with Terms Ending in 2022

Age: 72 Director Since: 2009 Committees: • Compensation Committee • Executive Committee • Finance Committee

CLEMENS A. H. BOERSIG

LEAD INDEPENDENT DIRECTOR, EMERSON

RETIRED CHAIRMAN, THE SUPERVISORY BOARD, DEUTSCHE BANK AG, A GLOBAL INVESTMENT BANK

Key Experiences:

•  Financial Expertise

•  Global Business Experience

•  Corporate Governance Experience

Qualifications:

Dr. Boersig’s qualifications to serve on the Board also include his leadership, financial expertise and international experience gained from his past service as Chairman of the Supervisory Board of Deutsche Bank AG, as a current member of the Supervisory Boards and various Board committees of Daimler AG and Linde AG; and his experience from his prior service as a member of the Management Boards of Deutsche Bank, Robert Bosch GmbH and RWE AG and the Supervisory Board of Bayer AG; and as former Chief Financial Officer and Chief Risk Officer of Deutsche Bank and Chief Financial Officer of RWE.

Current Public Company Directorships:

•  Linde plc

•  Supervisory Board Member of Daimler AG, Linde AG

Prior Public Company Directorships (year service ended):

•  Member of the Supervisory Board of Bayer AG (2017)

•  Management Board of Deutsche Bank (2006)

•  RWE AG (1999)

•  Robert Bosch GmbH (1996)

Age: 66 Director Since: 2012 Committees: • Executive Committee • Nominating Committee

JOSHUA B. BOLTEN

PRESIDENT AND CHIEF EXECUTIVE OFFICER,

BUSINESS ROUNDTABLE, PRO-BUSINESS PUBLIC POLICY ADVOCACY GROUP

Key Experiences:

•  Corporate Governance Experience

•  Operational Leadership

•  Global Business Experience

Qualifications:

Mr. Bolten’s qualifications to serve on the Board also include his financial, leadership, and governmental experience in his position prior to January 2017 as Managing Director of Rock Creek Global Advisors, an international advisory firm, and his prior positions as White House Chief of Staff to President George W. Bush; Director of the Office of Management and Budget; White House Deputy Chief of Staff; General Counsel to the U.S. Trade Representative; and Chief Trade Counsel to the U.S. Senate Finance Committee, and his current experience as President and Chief Executive Officer of the Business Roundtable and a member of the Boards of the U.S. Holocaust Memorial Museum, the ONE Campaign and Princeton University.

Current Advisory Board Memberships:

•  International Advisory Board of BP plc

•  PIMCO Global Advisory Board

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	53

MANAGEMENT PROPOSALS

Age: 71 Director Since: 2020 Committees: • Compensation Committee • Finance Committee

WILLIAM H. EASTER III

FORMER CHAIRMAN AND PRESIDENT AND CHIEF EXECUTIVE OFFICER,

DCP MIDSTREAM LLC, A LARGE MIDSTREAM PETROLEUM SERVICE COMPANY

Key Experiences:

•  CEO Experience

•  Operational Leadership

•  Global Business Experience

Qualifications:

Mr. Easter’s qualifications to serve on the Board also include his extensive leadership, operational, and government affairs experience gained from his past service as Chairman, President and CEO of DCP Midstream LLC and his more than 30 years in senior roles with ConocoPhillips; his current service as a director and member of the Audit and Corporate Practices Committee of Grupo Aeromexico, S.A.B.; his current service as a director and Chair of the Compensation Committee and member of the Nominating & Governance Committee of Concho Resources Inc.; and his current service as a director and Chair of the Audit Committee and member of the Governance and Safety & Security Committees of Delta Airlines Inc. He also serves Chairman of the Board of the Memorial Hermann Hospital System in Houston.

Current Public Company Directorships:

•  Concho Resources Inc.

•  Delta Airlines Inc.

•  Grupo Aeroméxico, S.A.B. de C.V.

Prior Public Company Directorships (year service ended):

•  Baker Hughes, Inc. (2017)

Age: 55 Director Since: 2018 Committees: • Audit Committee • Finance Committee

LORI M. LEE

CHIEF EXECUTIVE OFFICER,

AT&T LATIN AMERICA

GLOBAL MARKETING OFFICER, AT&T, INC.,

A GLOBAL TECHNOLOGY, MEDIA AND TELECOMMUNICATIONS COMPANY

Key Experiences:

•  Emerging Markets Experience

•  Technology and Innovation Expertise

•  Global Business Experience

Qualifications:

Ms. Lee’s qualifications to serve on the Board also include her leadership, international and global marketing experience in her prior positions as Senior Executive Vice President and Global Marketing Officer AT&T, Inc. from April 2015 through July 2017; Senior Executive Vice President – Home Solutions, AT&T, Inc. from April 2013 through March 2015; Executive Vice President – Home Solutions, AT&T, Inc.; Chief Marketing Officer – Home Solutions, AT&T Services, Inc.; Senior Vice President – Small Business Marketing, AT&T Services, Inc.; Senior Vice President – Customer Care, AT&T Operations, Inc.; Senior Vice President-Corporate Strategy, AT&T Operations, Inc.; Senior Vice President – Strategic Planning, AT&T Operations, Inc. Ms. Lee has also been a licensed Certified Public Accountant and has held numerous Vice President of Finance Positions.

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MANAGEMENT PROPOSALS

Directors with Terms Ending in 2023

Age: 60 Director Since: 2019 Committees: • Compensation Committee • Nominating Committee

MARTIN S. CRAIGHEAD

FORMER CHAIRMAN OF THE BOARD AND

CHIEF EXECUTIVE OFFICER, BAKER HUGHES, INC.,

AN INDUSTRIAL SERVICE COMPANY

Key Experiences:

•  CEO Experience

•  Global Business Experience

•  Business Development Expertise

Qualifications:

Mr. Craighead’s qualifications also include his leadership experience, global business experience and extensive background in the oil and gas industry, including his prior service as Chairman of Baker Hughes from April 2013 to July 2017; as Chief Executive Officer of Baker Hughes from January 2012 to July 2017; and as President of Baker Hughes from July 2010 to July 2017. He first joined Baker Hughes in 1986 and was its Chief Operating Officer from 2009 to 2012 and Group President of drilling and evaluation from 2007 to 2009. He also served as President of INTEQ from 2005 to 2007 and President of Baker Atlas from February 2005 to August 2005. Mr. Craighead was also the Vice Chairman of Baker Hughes from July 2017 to May 2019.

Current Public Company Directorships:

•  PQ Corporation

•  Texas Instruments

Age: 65 Director Since: 2000 Committees: • Executive Committee

DAVID N. FARR

CHAIRMAN OF THE BOARD AND

CHIEF EXECUTIVE OFFICER, EMERSON

Key Experiences:

•  CEO Experience

•  Global Business Experience

•  Business Development Expertise

Qualifications:

Mr. Farr’s qualifications to serve on the Board also include his prior leadership, international and planning experience as Chief Operating Officer of Emerson; Executive Vice President and Business Leader, Emerson Process Management; Chief Executive Officer of Astec International, a former Hong Kong based Emerson subsidiary; President, Ridge Tool Company, a subsidiary of Emerson; and Vice President, Emerson Corporate Planning and Development, and as a Director of International Business Machines Corporation.

Current Public Company Directorships:

•  International Business Machines Corporation (IBM)

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	55

MANAGEMENT PROPOSALS

Age: 61 Director Since: 2017 Committees: • Compensation Committee • Finance Committee

GLORIA A. FLACH

RETIRED CORPORATE VICE PRESIDENT AND

CHIEF OPERATING OFFICER, NORTHROP GRUMMAN CORPORATION, A GLOBAL SECURITY COMPANY

Key Experiences:

•  Operational Leadership

•  Global Business Experience

•  Technology and Innovation Expertise

Qualifications:

With over 35 years in the aerospace and defense industry, Ms. Flach’s qualifications to serve on the Board include her leadership, international and business experience as Chief Operating Officer of Northrop Grumman Corporation (“NGC”) from January 2016 through December 2017, overseeing and enhancing program execution, risk management and operational excellence across the company; her leadership of NGC’s global supply chain and service as a member of the Corporate Policy Council; her NGC service as President of the Electronic Systems Sector from January 2013 through December 2015 and President of Enterprise Shared Services from March 2010 through December 2012; and her current service on the Loyola University, Maryland, board of advisors.

Age: 55 Director Since: 2012 Committees: • Audit Committee • Finance Committee

MATTHEW S. LEVATICH

FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER,
HARLEY-DAVIDSON, INC., A MANUFACTURER OF MOTORCYCLES AND RELATED PRODUCTS

Key Experiences:

•  CEO Experience

•  Operational Leadership

•  Global Business Experience

Qualifications:

Mr. Levatich’s qualifications also include his extensive manufacturing, global marketing and management experience as a former Harley-Davidson executive, including his prior service as President and Chief Executive Officer from May 2015 to March 2020; as President and Chief Operating Officer of Harley-Davidson Motor Company, Inc. from 2009 to May 2015; as President and Managing Director of MV Agusta Motor S.p.A., a subsidiary of Harley-Davidson, Inc.; and as Vice President and General Manager, Parts & Accessories and Custom Vehicle Operations of Harley-Davidson, Inc.; and his experience on the executive advisory board of the MMM Program at the J. L. Kellogg Graduate School of Management and Robert R. McCormick School of Engineering and Applied Sciences at Northwestern University.

Prior Public Company Directorships (year service ended):

•  Harley-Davidson, Inc. (2020)

56	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

MANAGEMENT PROPOSALS

Proxy Item No. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

In accordance with its Charter, the Audit Committee has selected KPMG LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for fiscal 2021. KPMG LLP served as the Company’s independent registered public accounting firm for fiscal 2020 and has been retained continuously as the Company’s external auditor since 1938.

The members of the Audit Committee (i) having received KPMG LLP’s written independence report and having discussed same with KMPG LLP; and (ii) having assessed KPMG LLP’s past service and qualifications believe that the continued retention of KPMG LLP is in the best interests of the Company and its shareholders. The Audit Committee is asking the shareholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

The Audit Committee is not required to take any action as a result of the outcome of this ratification vote. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the shareholders’ best interests.

The Audit Committee has approved in advance all services provided by KPMG LLP. A member of KPMG LLP is expected to be present at the meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

OUR BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	57

MANAGEMENT PROPOSALS

Proxy Item No. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At each of the last ten Annual Meetings of Shareholders, over 90% of shares voted were in support of the Company’s executive compensation program. Pursuant to Section 14A of the Exchange Act and SEC rules, our Board of Directors is again submitting for a non-binding shareholder vote our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We plan to hold this vote annually.

Emerson is a performance-driven, financially focused company with a long track record of strong performance in good economic times, and stable profitability and returns to shareholders even when economic conditions are unfavorable. Our pay for performance executive compensation program is an integral part of our consistent and rigorous management process. We believe it has effectively motivated and rewarded Emerson executives to meet the challenges of recessions, inflationary periods, technological changes and intense global competition, and it continues to do so today.

We encourage shareholders to review the Compensation Discussion and Analysis on pages 19 to 35. The Company’s executive compensation program supports Emerson’s rigorously-applied management, organizational review and compensation planning processes, which have been implemented over the years by successive teams of talented and committed executives.

The foundational elements of our program include paying for performance, maximizing shareholder value without excessive risk, aligning executive and shareholder interests, providing competitive pay to attract and retain executives and rewarding results while recognizing individual contributions.

We believe the program strikes the appropriate balance between responsible, measured pay practices and incentivizing our executives to dedicate themselves fully to value creation for our shareholders, as evidenced by Emerson’s pay practices:

•	Pay for Performance. NEO compensation is tied to Company performance.

•	We Target Competitive and Market Based Pay with Actual Pay Dependent on Performance.

•	Long-Term Performance. Our primary incentive compensation – performance shares – is based on the Company’s achievement of established financial objectives over a minimum three-year performance period.

•	Maximize Shareholder Value While Mitigating Risk. Our performance shares program is based on above-market growth targets and rewards growth over the long term, discouraging short-term risk taking.

•	Alignment with Shareholders. We have substantial stock ownership requirements, which our NEOs greatly exceed, and blackout, expanded clawback, pledging and anti-hedging policies.

•	No Tax Gross-Ups. We do not provide tax gross-ups to our NEOs (except with respect to our relocation policy applicable to all employees).

•	No Employment, Severance or Golden Parachute Agreements with any of our NEOs.

•	Non-compete, Non-solicitation and Confidentiality Agreements. We require executives to enter into non-competition, non-solicitation and confidentiality agreements as a condition of all equity awards.

•	Double Trigger Change of Control. We utilize double trigger provisions on change of control in our 2011 Stock Option Plan and in our 2015 Incentive Shares Plan.

We regularly evaluate the individual elements of our compensation program in light of market conditions and governance requirements and make changes as appropriate for Emerson’s business.

The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation” and “Compensation Tables”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the vote. The Compensation Committee will carefully evaluate the outcome of the vote when considering future executive compensation arrangements. After our Annual Meeting on February 2, 2021, we expect that the next say-on-pay vote will occur at our next Annual Meeting to be held on February 1, 2022.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THIS PROPOSAL.

58	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

Ownership of Emerson Equity Securities

Ownership of Directors and Executive Officers

The following table shows the number of shares of the Company’s common stock that are beneficially owned by the Directors, by each of the NEOs, and by all Directors and executive officers as a group, as of September 30, 2020. No person reflected in the table owns more than 0.5% of the outstanding shares of Emerson common stock.

Name	Total Shares of Emerson Common Stock Beneficially Owned(1)(2)

Mark A. Blinn	4,443

Clemens A. H. Boersig	28,543

Joshua B. Bolten	20,575

Martin S. Craighead	4,648

Frank J. Dellaquila(3)	469,515

William H. Easter III(4)	2,589

David N. Farr(5)	2,797,440

Gloria A. Flach	8,672

Arthur F. Golden	83,598

Surendralal Karsanbhai(6)	73,630

Candace Kendle(7)	19,572

Lori M. Lee	4,894

Matthew S. Levatich	19,406

Steven J. Pelch	152,767

Robert T. Sharp	132,105

Michael H. Train	210,943

James S. Turley	17,239

All Directors and Executive Officers as a group (22 persons) (8)(9)(10)	4,515,274

(1)

Under rules of the SEC, persons who have power to vote or dispose of securities, either alone or jointly with others, are the beneficial owners of such securities. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except for the following shares of restricted common stock over which the person named has no investment power: Mr. Dellaquila, Senior Executive Vice President and Chief Financial Officer-40,000; Mr. Karsanbhai, Executive President Automation Solutions-20,000; Mr. Pelch, Chief Operating Officer and Executive Vice President – Organization Planning and Development-45,000; Mr. Train, President-40,000; Mr. Sharp, Former Executive President Commercial and Residential Solutions-45,000; Mr. Blinn-2,543; Dr. Boersig-3,450; Mr. Bolten-20,575; Mr. Craighead-3,648; Mr. Easter-733; Ms. Flach-8,142; Mr. Golden-44,081; Dr. Kendle-15,967; Ms. Lee-4,894; Mr. Levatich-19,406; Mr. Turley-17,239; and all Directors and executive officers as a group-400,678. Also includes 25,093 restricted stock units held by Dr. Boersig, over which he has no voting or investment power.

(2)

As required by SEC rules, includes the following shares which such persons have, or will have within 60 days after September 30, 2020, the right to acquire upon the exercise of employee stock options: Mr. Farr-200,000; Mr. Dellaquila-100,000; Mr. Karsanbhai-29,000; Mr. Pelch-15,000; and Mr. Train-44,000. Also includes 25,093 restricted stock units held by Dr. Boersig.

(3)

Includes 8,442 shares held by the spouse of Mr. Dellaquila. Also includes 56,486 shares held by the FJD Gift Trust, a grantor trust for Mr. Dellaquila with Mr. Dellaquila’s spouse and descendants as beneficiaries and Mr. Dellaquila as trustee. Also includes 75,315 shares held by the SRD Gift Trust, a grantor trust for Mr. Dellaquila’s spouse with Mr. Dellaquila’s descendants as beneficiaries and Mr. Dellaquila and his spouse as trustees.

(4)	Mr. Easter was elected to the Board in October 2020. His share ownership is stated as of October 6, 2020.

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	59

OWNERSHIP OF EMERSON EQUITY SECURITIES

(5)

Includes 569,664 shares held by the spouse and/or children of Mr. Farr. Includes 32,055 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which Mr. Farr exercises investment power but has no financial interest.

(6)	Includes 907 shares held as custodian for Mr. Karsanbhai’s son and daughter and 23,129 shares held by trust over which Mr. Karsanbhai exercises investment power.

(7)	Includes 1,200 shares held by the spouse of Dr. Kendle.

(8)

Includes 533,000 shares of common stock which executive officers have, or will have within 60 days after September 30, 2020, the right to acquire upon exercise of employee stock options. Also includes 25,093 restricted stock units held by Dr. Boersig and 500 restricted stock units held by an executive officer. Shares owned as a group represent less than 1% of the outstanding common stock of the Company.

(9)

Includes 464,695 shares of common stock beneficially owned by five other executive officers of the Company, of which 70,000 shares are restricted and over which the other executive officers have no investment power, 500 restricted stock units, and 145,000 shares which the other executive officers have, or will have within 60 days after September 30, 2020, the right to acquire upon exercise of employee stock options.

(10)	Includes 1,000 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which an officer exercises investment power but has no financial interest.

Ownership of Greater than 5% Shareholders

The following table lists the beneficial ownership of each person holding more than 5% of Emerson’s outstanding common stock as of September 30, 2020 based on a review of filings with the SEC on Schedule 13G.

Name and Address	Total Shares of Emerson Common Stock Beneficially Owned	Percent of Class
The Vanguard Group (1)	47,837,520	7.9%
100 Vanguard Blvd., Malvern, PA 19355
BlackRock, Inc. (2)	47,061,626	7.7%
55 East 52nd Street, New York, NY 10055

(1)

The Vanguard Group filed a Schedule 13G/A on February 12, 2020 with the SEC indicating that, as of December 31, 2019, it had beneficial ownership of 47,837,520 shares, including sole voting power over 904,371 shares, sole dispositive power over 46,814,093 shares, shared voting power over 166,561 shares and shared dispositive power over 1,023,427 shares of the Company’s outstanding stock.

(2)

BlackRock, Inc. filed a Schedule 13G/A on February 10, 2020 with the SEC indicating that, as of December 31, 2019, it had beneficial ownership of 47,061,626 shares, including sole voting power over 40,629,341 shares and sole dispositive power over 47,061,626 shares of the Company’s outstanding stock.

The Company is not aware of any other shareholders who beneficially own more than 5% of its outstanding common stock.

60	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

Questions and Answers About the 2021 Annual Meeting

1. Why did I receive these materials?

Our Board of Directors is soliciting proxies on its behalf to be voted at the 2021 Annual Meeting of Shareholders on February 2, 2021 at 10:00 a.m., Central Time, at the Headquarters of the Company, 8000 W. Florissant Avenue, St. Louis, MO 63136. The proxies also may be voted at any adjournments or postponements of the meeting. All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is earlier revoked.

2. How are these materials being distributed?

On or about December 11, 2020, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain shareholders of record as of November 24, 2020, and posted our proxy materials for shareholder access at www.proxyvote.com. As more fully described in the Notice, shareholders may also request printed proxy materials. The Notice and website also provide information regarding how you may request proxy materials in printed or electronic form or electronically on an ongoing basis. We also mailed proxy materials to certain shareholders.

3. Why am I getting these materials from my broker, bank or other nominee, and not directly from Emerson?

If you hold your shares through a broker, bank or other nominee, you may also receive either the Notice or printed proxy materials from that entity, as required by SEC rules.

4. What is the difference between a shareholder of record and a shareholder who holds shares in street name?

If your shares are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record. If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name.

5. What is the record date? Who can vote?

The record date for the 2021 Annual Meeting is November 24, 2020 (“record date”). The record date was established by our Board under Missouri law. Holders of Emerson common stock at the close of business on the record date are entitled to receive notice of and vote at the meeting, or in the case of holders in street name, provide voting instructions to their broker, bank or other nominee. Each shareholder of record on the record date is entitled to one vote for each share of our common stock held on that date. There is no cumulative voting with respect to the election of Directors. On the record date, there were issued and entitled to be voted 599,468,617 shares of our common stock, par value $0.50 per share.

6. What are the different methods I can use to vote my shares?

By Telephone or Internet: All shareholders of record may vote their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by internet, using the procedures and instructions described on the proxy card, notice of internet availability of proxy materials and other enclosures. If you vote by telephone or internet, you need not mail back your proxy card. A control number, located on the proxy card or Notice, must be provided to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

Street name holders may vote by telephone or internet if their brokers, banks or other nominees make those methods available. Each broker, bank or other nominee will enclose instructions with the proxy materials. Follow the voting instructions on the form you receive from that firm.

In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).

In Person: All shareholders of record may vote in person at the meeting. Street name holders must obtain a legal proxy from their broker, bank or other nominee and bring the legal proxy to the meeting in order to vote in person at the meeting. If we decide to hold the Annual Meeting in a virtual-only or hybrid format, we will announce it in advance in a press release, and details will be posted on our website at www.Emerson.com, Investors, Investor Resources, Shareholder Information and filed as additional proxy soliciting material with the Securities and Exchange Commission. If you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date.

7. How many votes must be present to hold the 2021 Annual Meeting?

To conduct the meeting, a majority of our issued and outstanding shares entitled to vote as of the record date for the meeting November 24, 2020, must be present in person or by proxy at the meeting. This is referred to as a quorum.

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly vote by internet,

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	61

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING

telephone or mail. Abstentions, proxies which are marked or voted to deny discretionary authority on other matters and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

8. What vote is required to pass the proposals?

If a quorum is present, the affirmative vote of a majority of the shares entitled to vote that are present in person or represented by proxy at the 2021 Annual Meeting is required to elect Directors, to ratify the appointment of KPMG, to approve the compensation of the Company’s NEOs and to act on any other matters properly brought before the meeting.

Shares represented by proxies which are marked or voted “withhold authority” with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted “abstain” on the other proposals, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as a vote against such nominee or nominees, against such proposals and against such other matters, respectively.

9. What if I do not specify a choice for a matter when returning a proxy?

If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the nominees for Director in Proposal 1, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm in Proposal 2 and FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs in Proposal 3. Otherwise, signed proxy cards without specified choices will be voted in the discretion of the proxies.

10. How will my shares be voted on any other matters to come before the meeting?

The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, who are members of the Company’s management, except proxies which are marked to deny discretionary authority. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should prior to the election become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons, if any, as the Board of Directors of the Company may recommend.

11. Will my shares be voted if I do not provide my proxy or voting instructions?

Shareholders of Record: If you are a shareholder of record, your shares will not be voted if you do not provide your proxy or vote in person at the meeting. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee only on certain “routine” matters, pursuant to rules of the NYSE.

Only the ratification of the selection of KPMG LLP as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules. If you do not provide voting instructions on a non-routine matter, your broker may indicate on the proxy that it does not have discretionary voting authority and your shares will not be voted on that matter, which is referred to as a “broker non-vote.” Broker non-votes will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the outcome of the vote with regard to such matters.

12. How can I revoke a proxy or change my vote?

You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy, or change your vote cast, by telephone or internet, you must do so by telephone or internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on February 1, 2021. If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions

13. Who will pay the cost of this proxy solicitation?

The solicitation will be by internet and mail and the expense thereof will be paid by the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost of $15,000 plus expenses. In addition, solicitation of proxies may be made by additional mailings, electronic mail, telephone or in person by Directors, officers or other employees of the Company and we may request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material.

62	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING

14. How do I obtain admission to the 2020 Annual Meeting?

Please see “Proxy Statement Summary—Attending the Meeting” above for information on attending the meeting and required information. If you have questions regarding whether you have the required information, directions, or if you require any special accommodations due to a disability, please contact the Emerson Investor Relations Department at 314-553-2197 in advance of the meeting. The meeting facilities will open at 9:30 a.m., Central Time, to facilitate your registration and security clearance. For your security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, video and still cameras, laptops and other portable electronic devices will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

15. What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all shares represented by each proxy card or other voter information card received from your bank or broker. We recommend that you contact your bank or broker, or our transfer agent, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A, P.O. Box 505000, Louisville, Kentucky 40233; you can reach Computershare at 1-888-213-0970 (from within the U.S. or Canada) or 1-781-575-2879 (from outside the U.S. or Canada).

16. May shareholders ask questions at the 2021 Annual Meeting?

Yes. The Chairman will answer shareholders’ questions during the Q&A period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, each shareholder will be limited to two minutes. Shareholders may ask a second question only after all others have first had their turn and if time allows. When speaking, shareholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting.

17. Is it possible that the Annual Meeting will be changed to a virtual or hybrid format?

Although we are currently planning to hold the Annual Meeting in person, in light of the ongoing public health concerns surrounding the coronavirus (COVID-19) outbreak, we may deem it necessary to hold the Annual Meeting solely by means of remote communication (i.e., a virtual-only meeting) or as a hybrid meeting (i.e., permitting both virtual and in-person attendance) in lieu of an in-person meeting at our headquarters. If we decide to hold a virtual or hybrid Annual Meeting, we will announce it in advance in a press release, and details will be posted on our website at www.Emerson.com, Investors, Investor Resources, Shareholder Information and filed as additional proxy soliciting material with the Securities and Exchange Commission. In that event, the Annual Meeting would be held on the above date and time but would be available via live audio webcast, and shareholders or their legal proxy holders could participate, submit questions, vote, and examine our shareholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/EMR2021 and using your 16-digit control number. If you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date.

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	63

Other Matters

Future Shareholder Proposals and Nominations

Proposals for Inclusion in Proxy Statement Pursuant to Rule 14a-8

Proposals of shareholders intended to be presented at the 2022 Annual Meeting to be held on February 1, 2022, must be received by the Company by August 13, 2021 for inclusion in the Company’s proxy statement and proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Proposals and Nominations Not for Inclusion in Proxy Statement

In accordance with our Bylaws, a shareholder who intends to submit an item of business, including a Director nomination or other proposal, outside of our proxy statement, at an Annual Meeting must comply with the requirements of our Bylaws including the provision of timely notice to the Secretary of Emerson in advance of the meeting. To be timely, a shareholder’s notice ordinarily must be received at the principal executive offices of the Company not less than 90 nor more than 120 days before the meeting. For the 2022 Annual Meeting of Shareholders to be held on February 1, 2022, such notice must be received between October 4 and November 3, 2021. However, if the Company gives less than 100 days’ (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made.

A shareholder’s notice to the Secretary shall set forth (i) as to each matter the shareholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the Annual Meeting, and (ii) as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. This proposing shareholder information includes such information as material interests or arrangements, names and addresses, the number of shares beneficially owned, any derivative or hedging positions, any material interest in any contract with the Company or any affiliate or competitor, all information that would be required to be set forth in a Schedule 13D (or an amendment) if such a statement were required, any other information relating to any such person that would be required to be disclosed in a proxy statement or proxy contest, a representation whether any such person is or intends to participate in the solicitation of proxies, and a representation that the shareholder is a shareholder of record entitled to vote and intends to continue to hold such stock of the Company through the meeting.

In addition to the proposing shareholder information, for Director nominations outside of our proxy statement, the notice shall also include, as to each person whom the shareholder proposes to nominate, the information specified in detail in our Bylaws. Such information includes the name, age, business address and residence of such nominee, the principal occupation, the number of shares beneficially owned, any other information relating to such person that is required to be disclosed in solicitations of proxies for Director elections or is otherwise required, in certain cases details of any relationship, or understanding between the shareholder(s) and the nominee.

Our Bylaws also set out specific eligibility requirements that nominees for Director must satisfy, which require nominees to:

•

complete and return a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

○

is not and will not become a party to (1) any agreement or arrangement with, and has not given any commitment or assurance to, any person as to how such nominee will act or vote (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply with the nominee’s fiduciary duties under applicable law;

○

is not and will not become a party to any agreement or arrangement with any person with respect to any compensation, reimbursement or indemnification in connection with service as a director that has not been disclosed therein; and

○	if elected, would be in compliance and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

64	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

OTHER MATTERS

These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Director Nominees for Inclusion in Proxy Statement (Proxy Access)

In August 2017, the Board amended the Bylaws to permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. Notice of director nominees submitted under these Bylaw provisions must be delivered to and received by the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136, no sooner than July 14, 2021 and no later than August 13, 2021, to be considered timely for purposes of the Company’s 2021 Annual Meeting.

To utilize proxy access, among other things, the electing shareholder and proposed nominee must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing shareholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law.

In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Bylaws.

Communications with the Company and Obtaining Emerson Documents

Shareholders and other interested persons may contact the Lead Independent Director or any of our Directors in writing c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the Lead Independent Director or relevant Director.

The Company’s Corporate Governance Principles and Practices and the charters of all Board committees are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance. The foregoing documents are available in print to shareholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.

Additional Filings

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed as follows: www.Emerson.com, Investors, SEC filings. Information on our website does not constitute part of this proxy statement.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and notices of internet availability of proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement and/or a notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” can provide extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports, proxy materials and notices of internet availability of proxy materials, delivering a single annual report, proxy statement and/or notice of internet availability of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement and notice of internet availability of proxy materials, or if you currently receive multiple copies of these documents and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197 or by visiting our website.

PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS	65

Appendix A

EMERSON DIRECTOR INDEPENDENCE STANDARDS

In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. (“Emerson”). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:

1. The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;

2. The Director is not a partner or employee of Emerson’s independent auditor, and no immediate family member of the Director is a partner of Emerson’s independent auditor, or is employed by such auditor and personally works on Emerson’s audit, and neither the Director nor any immediate family member has been within the preceding three years a partner of or employed by Emerson’s independent auditor and has personally worked on Emerson’s audit within that time;

3. Neither the Director nor any immediate family member of the Director was employed as an executive officer by any company at the same time any Emerson executive officer served as a member of such company’s compensation committee within the preceding three years;

4. Neither the Director, nor any member of the Director’s immediate family received in any twelve-month period during any of Emerson’s last three fiscal years direct compensation in excess of $120,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;

5. If the Director is an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;

6. If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;

7. If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson’s senior management or any immediate family member of a member of Emerson’s senior management, the amount of such payments is less than the greater of 2% of such entity’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

8. If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

9. If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson’s discretionary contributions to such organization are less than the greater of two percent of such organization’s total annual charitable receipts or $1 million; (ii) Emerson’s contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made “on behalf of” a Director;

10. The Director’s ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;

11. If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%; and

12. Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson.

If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

A-1	PROXY STATEMENT FOR EMERSON 2021 ANNUAL MEETING OF SHAREHOLDERS

Emerson

World Headquarters

8000 W. Florissant Ave.

P.O. Box 4100

St. Louis, MO 63136

Emerson.com

EMERSON ELECTRIC CO.

8000 WEST FLORISSANT AVENUE

P.O. BOX 4100

ST. LOUIS, MO 63136-8506

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. IF YOU VOTE BY INTERNET OR PHONE, YOU DO NOT NEED TO RETURN THIS PROXY CARD.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on February 1, 2021 for shares held directly and by 11:59 P.M. Eastern Time on January 28, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Emerson Electric Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on February 1, 2021 for shares held directly and by 11:59 P.M. Eastern Time on January 28, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received prior to the start of the Annual Meeting of Shareholders for your vote to be counted.

SPECIAL VOTING DEADLINE NOTICE TO PARTICIPANTS IN EMERSON ELECTRIC CO. BENEFIT PLANS

If you own shares of Emerson Electric Co. common stock through any benefit plan of Emerson or any of its subsidiaries, the shares represented by your proxy card include those shares. To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions by 11:59 P.M. Eastern Time on January 28, 2021. If the trustees do not receive your properly completed instructions by that date, the trustees will vote the shares in the same proportion as the votes that the trustees receive from other plan participants, unless otherwise required by law.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D27806-P46415-Z78439                 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EMERSON ELECTRIC CO.		For All	Withhold All	For All Except
THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:		☐	☐	☐
1.	ELECTION OF DIRECTORS FOR TERMS ENDING IN 2024

Nominees:

01) M. A. Blinn
02) A. F. Golden
03) C. Kendle
04) J. S. Turley

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:		For	Against	Abstain

2.	Ratification of KPMG LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Approval, by non-binding advisory vote, of Emerson Electric Co. executive compensation.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The undersigned hereby acknowledges receipt of Notice of Annual Meeting and accompanying Proxy Statement.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, February 2, 2021

10:00 A.M., Central Standard Time

Currently Scheduled to be Held at

Emerson Electric Co. Headquarters

8000 West Florissant Avenue

St. Louis, MO 63136

PLEASE PRESENT THIS

NON-TRANSFERABLE TICKET

AT THE REGISTRATION DESK

UPON ARRIVAL*

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our Annual Report to Shareholders for the fiscal year ended

September 30, 2020, are available at www.proxyvote.com.

*Although we are currently planning to hold the Annual Meeting in person, in light of the ongoing public health concerns surrounding the COVID -19 pandemic, we may deem it necessary to make alternative arrangements for the Annual Meeting, which may include holding the meeting solely by means of remote communication. If we decide to hold a virtual Annual Meeting, we will announce it in advance in a press release, and details will be posted on our website at www.Emerson.com, Investors, Investor Resources, Shareholder Information and filed as additional proxy soliciting material with the Securities and Exchange Commission. In that event, the Annual Meeting would be held on the above date and time but would be available via live audio webcast, and shareholders or their legal proxy holders could participate, submit questions, vote, and examine our shareholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/EMR2021 and using your 16-digit control number, but only if the meeting is held virtually and not in St. Louis. If you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date. As always, we encourage you to vote the shares prior to the Annual Meeting.

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FOLD AND DETACH HERE	D27807-P46415-Z78439

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, does hereby appoint D.N. FARR, S.Y. BOSCO, and J.A. SPERINO, or any of them, with full powers of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of EMERSON ELECTRIC CO., to be held on February 2, 2021, commencing at 10:00 A.M., Central Standard Time, at the Headquarters of the Company, 8000 West Florissant Avenue, St. Louis, Missouri, or an alternative venue as determined by the Company (including live via the internet at www.virtualshareholdermeeting.com/EMR2021), and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company which the undersigned is entitled to vote as specified and in their discretion on such other business as may properly come before the meeting. The matters stated on the reverse side were proposed by the Company, except as indicated.

THIS PROXY WILL BE VOTED AS SPECIFIED AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

(Continued, and to be marked, dated and signed, on the other side)